                                                                  EXHIBIT 10 (a)
                                 $1,000,000,000

                                   THREE-YEAR

                                CREDIT AGREEMENT

                                   dated as of

                                  May 26, 1995

                                      among

                              Woolworth Corporation

                             The Banks Party Hereto

                            The Agents Listed Herein

                                 Chemical Bank,
                   Morgan Guaranty Trust Company of New York,
                         NationsBank, N.A. (Carolinas),
                              The Bank of New York,
                           The Bank of Nova Scotia and
                       Toronto Dominion (New York), Inc.,
                               as Arranging Agents

                         NationsBank, N.A. (Carolinas),
                            as Letter of Credit Agent

                            The Bank of Nova Scotia,
                             as Documentation Agent

                                       and

                              The Bank of New York,
                             as Administrative Agent
                               and Swingline Bank

                                 Syndicated by:

                            Chemical Securities Inc.
                           J.P. Morgan Securities Inc.

                               TABLE OF CONTENTS*

                                                                                                            Page

                                                              ARTICLE I

                                                             DEFINITIONS

    SECTION  1.01.        Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
             1.02.        Accounting Terms and Determinations   . . . . . . . . . . . . . . . . . . . . . .  19
             1.03.        Types of Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20


                                                              ARTICLE II

                                                             THE CREDITS

    SECTION  2.01.        Commitments to Lend   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
             2.02.        Notice of Committed Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . .  21
             2.03.        Money Market Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
             2.04.        Notice to Banks; Funding of Loans   . . . . . . . . . . . . . . . . . . . . . . .  25
             2.05.        Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
             2.06.        Maturity of Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
             2.07.        Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
             2.08.        Method of Electing Interest Rates . . . . . . . . . . . . . . . . . . . . . . . .  32
             2.09.        Facility Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
             2.10.        Optional Termination or Reduction of Commitments  . . . . . . . . . . . . . . . .  34
             2.11.        Mandatory Termination of Commitments  . . . . . . . . . . . . . . . . . . . . . .  34
             2.12.        Optional and Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . .  34
             2.13.        General Provisions as to Payments   . . . . . . . . . . . . . . . . . . . . . . .  36
             2.14.        Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
             2.15.        Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . .  37
             2.16.        Termination of Existing Credit Agreements   . . . . . . . . . . . . . . . . . . .  37
             2.17.        Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
             2.18.        Swingline Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
             2.19.        Participation Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

- --------------------
     *The Table of Contents is not a part of this Agreement.

                                                             ARTICLE III

                                                              CONDITIONS
                                                                                                              Page
                                                                                                              ----
    SECTION  3.01.        Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
             3.02.        Extensions of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48


                                                              ARTICLE IV

                                                    REPRESENTATIONS AND WARRANTIES

    SECTION  4.01.        Corporate Existence and Power   . . . . . . . . . . . . . . . . . . . . . . . . . .  49
             4.02.        Corporate and Governmental Authorization; No Contravention  . . . . . . . . . . . .  49
             4.03.        Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
             4.04.        Financial Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
             4.05.        Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
             4.06.        Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
             4.07.        Compliance with ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
             4.08.        Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
             4.09.        Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
             4.10.        Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
             4.11.        Not an Investment Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
             4.12.        Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52


                                                              ARTICLE V

                                                              COVENANTS

    SECTION  5.01.        Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
             5.02.        Maintenance of Property; Insurance  . . . . . . . . . . . . . . . . . . . . . . . .  55
             5.03.        Conduct of Business and Maintenance of Existence  . . . . . . . . . . . . . . . . .  56
             5.04.        Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
             5.05.        Inspection of Property, Books and Records   . . . . . . . . . . . . . . . . . . . .  56
             5.06.        Negative Pledge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
             5.07.        Minimum Consolidated Tangible Net Worth   . . . . . . . . . . . . . . . . . . . . .  58
             5.08.        Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
             5.09.        Limitation on Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
             5.10.        Cash Flow Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
             5.11.        Consolidations, Mergers and Sales of Assets   . . . . . . . . . . . . . . . . . . .  59
             5.12.        Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                                                                                               Page
                                                                                                               ----

                                                              ARTICLE VI

                                                               DEFAULTS

    SECTION  6.01.        Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
             6.02.        Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
             6.03.        Cash Cover  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63


                                                             ARTICLE VII

                                            THE ADMINISTRATIVE AGENT, DOCUMENTATION AGENT,
                                                LC AGENT, AGENTS AND ARRANGING AGENTS

    SECTION  7.01.        Appointment and Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . .  63
             7.02.        Agents and Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
             7.03.        Obligations of the Documentation Agent, Agents and Arranging Agents   . . . . . . .  64
             7.04.        Obligations of Administrative Agent and LC Agent  . . . . . . . . . . . . . . . . .  64
             7.05.        Consultation with Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
             7.06.        Liability of Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
             7.07.        Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
             7.08.        Credit Decision   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
             7.09.        Successor Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .  65
             7.10.        Administrative Agent's Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . .  66


                                                             ARTICLE VIII

                                                       CHANGE IN CIRCUMSTANCES

    SECTION  8.01.        Basis for Determining Interest Rate   Inadequate or Unfair  . . . . . . . . . . . .  66
             8.02.        Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
             8.03.        Increased Cost and Reduced Return   . . . . . . . . . . . . . . . . . . . . . . . .  68
             8.04.        Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
             8.05.        Base Rate Loans Substituted for Affected Fixed Rate Loans   . . . . . . . . . . . .  73
             8.06.        Substitution of Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

                                                                                                             Page
                                                                                                             ----

                                                              ARTICLE IX

                                                            MISCELLANEOUS

    SECTION  9.01.        Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
             9.02.        No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
             9.03.        Expenses; Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
             9.04.        Sharing of Set-Offs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
             9.05.        Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
             9.06.        Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
             9.07.        Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
             9.08.        Governing Law; Submission to Jurisdiction   . . . . . . . . . . . . . . . . . . . .  80
             9.09.        Counterparts; Effectiveness   . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
             9.10.        WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81



Pricing Schedule

Exhibit A-1 -   Form of Note

Exhibit A-2 -   Form of Swingline Note

Exhibit B   -   Form of Money Market Quote Request

Exhibit C   -   Form of Invitation for Money Market Quotes

Exhibit D   -   Form of Money Market Quote

Exhibit E   -   Form of Opinion of Special Counsel for the
                    Borrower

Exhibit F   -   Form of Opinion of General Counsel of the
                    Borrower

Exhibit G   -   Form of Opinion of Special Counsel for the
                    Co-Syndication Agents

Exhibit H   -   Form of Assignment and Assumption Agreement

                                CREDIT AGREEMENT

             AGREEMENT dated as of May 26, 1995 among WOOLWORTH CORPORATION, the BANKS party hereto, the AGENTS listed on the signature pages hereof, the ARRANGING AGENTS listed on the signature pages hereof, NATIONSBANK, N.A. (CAROLINAS), as LC Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent, and THE BANK OF NEW YORK, as Administrative Agent and Swingline Bank.

             WHEREAS the Borrower desires to obtain a three-year revolving credit facility in the amount of $1,000,000,000; and

             WHEREAS the Banks party hereto are willing to provide such credit facility on the terms and conditions set forth herein;

             NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

             SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

             "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

             "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

             "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

             "Administrative Agent" means The Bank of New York, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

             "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

             "Affiliate" means, as to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person, whether through the ownership of voting securities, by contract or otherwise.

             "Agents" means the Banks designated as Agents on the signature pages hereof, in their respective capacities as Agents in connection with the credit facility provided hereunder.

             "Annual Rent Expense" means, for purposes of calculations pursuant to Section 5.10 as of the end of each Fiscal Year (the "Relevant Fiscal Year") and the end of each of the first three Fiscal Quarters of the next Fiscal Year, the total rent expense (net of sublease income) of the Borrower and its Consolidated Subsidiaries for the Relevant Fiscal Year, calculated in the same manner as the $665,000,000 amount shown as such total rent expense (net of sublease income) for Fiscal Year 1994 under the heading "Leases" on page 24 of the Borrower's 1994 Annual Report to its shareholders.

             "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

             "Arranging Agents" means Chemical Bank, Morgan, NationsBank, The Bank of New York, The Bank of Nova Scotia and Toronto Dominion (New York), Inc., in their respective capacities as arranging agents in connection with the credit facility provided hereunder.

             "Assessment Rate" has the meaning set forth in Section 2.07(b).

             "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) of any asset by the Borrower or any of its Subsidiaries, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, and any sale of real estate, but excluding (i) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, (ii) dispositions of assets to the Borrower or a Subsidiary and (iii) any transaction involving a disposition of one or more assets for a consideration less than $250,000.

             "Assignee" has the meaning set forth in Section 9.06(c).

             "Available Net Cash Proceeds" means:

          (i) with respect to any Asset Sale, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Asset Sale (including any cash proceeds received as income or other proceeds of any noncash proceeds of such Asset Sale), less (x) any expenses reasonably incurred by such Person in respect of such Asset Sale,
    (y) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (z) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower and its Subsidiaries) in respect of such Asset Sale,

         (ii) with respect to any Public Debt Issuance, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries in respect thereof less any expenses reasonably incurred by them in respect thereof, and

        (iii) with respect to any Equity Issuance, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries in respect thereof less any expenses reasonably incurred by them in respect thereof.

             "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors. The term "Bank" does not include the Swingline Bank in its capacity as such.

             "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

             "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate

Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

             "Base Rate Margin" has the meaning set forth in Section 2.07(a).

             "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

             "Borrower" means Woolworth Corporation, a New York corporation, and its successors.

             "Borrower's 1994 Form 10-K" means the Borrower's annual report on Form 10-K for 1994, as signed on April 12, 1995 and filed with the SEC pursuant to the Exchange Act.

             "Borrowing" has the meaning set forth in Section 1.03.

             "CD Base Rate" has the meaning set forth in Section 2.07(b).

             "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

             "CD Margin" has the meaning set forth in Section 2.07(b).

             "CD Rate" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

             "CD Reference Banks" means The Bank of New York, Chemical Bank and Morgan.

             "Change in Consolidated Net Working Investment" means, for any Fiscal Quarter, the amount (which may be positive or negative) obtained by subtracting Consolidated Net Working Investment at the beginning of such Fiscal Quarter from Consolidated Net Working Investment at the end of such Fiscal Quarter. For purposes of this definition, "Consolidated Net Working Investment" means, at any time, the amount obtained by subtracting consolidated accounts payable of the Borrower and its Consolidated Subsidiaries at such time from consolidated merchandise inventories of the Borrower and its Consolidated Subsidiaries at such time.

             "Closing Date" means the date on or after the Effective Date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 3.01.

             "Commitment" means a Revolving Credit Commitment or the Swingline Commitment and "Commitments" means all or any combination of them.

             "Committed Loan" means a loan made or to be made by a Bank pursuant to Section 2.01 or Section 2.18(f); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

             "Consolidated Capital Expenditures" means, for any period, the gross additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period.

             "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

             "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date in accordance with generally accepted accounting principles.

             "Consolidated Tangible Net Worth" means at any date the consolidated shareholders' equity (before foreign currency translation and minimum pension liability adjustments) of the Borrower and its Consolidated Subsidiaries as of such date plus (i) $21,000,000 (being the total amount of the increase in their consolidated shareholders' equity attributable to the consolidated foreign currency translation and minimum pension liability adjustments at January 28, 1995) and less (ii) their consolidated goodwill as of such date.

             "Continuing Director" means at any date a member of the Borrower's board of directors who was either (i) a member of such board twelve months prior to such date or

(ii) nominated for election to such board by at least two-thirds of the Continuing Directors then in office.

             "Co-Syndication Agents" means Chemical Securities Inc. and J.P. Morgan Securities Inc., in their respective capacities as co-syndication agents for the credit facility provided hereunder.

             "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.06 and the definition of Material Debt, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person; provided that the term "Debt" shall not include amounts borrowed against the cash value of life insurance policies.

             "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

             "Designated Litigation" means (i) the litigation described under the heading "Legal Proceedings" in the Borrower's 1994 Form 10-K, (ii) subsequent developments in the foregoing litigation and (iii) any governmental investigation or subsequent litigation relating to the events and transactions described in the report of the special committee of the Borrower's board of directors filed (excluding certain exhibits and the appendix) with the SEC pursuant to the Exchange Act as an exhibit to the Borrower's current report on Form 8K dated May 18, 1994.

             "Documentation Agent" means The Bank of Nova Scotia, in its capacity as documentation agent for the credit facility provided hereunder.

             "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close;

provided that, when used in Section 2.17 with respect to any action to be taken by or with respect to the LC Agent, the term "Domestic Business Day" shall not include any day on which commercial banks are authorized by law to close in the jurisdiction where the LC Office of the LC Agent is located.

             "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

             "Domestic Loans" means CD Loans or Base Rate Loans or both.

             "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

             "EBITDA" means, for any period, the sum of (i) the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period plus
(ii) to the extent deducted in determining such consolidated net income, the sum of (A) Interest Expense, (B) income taxes, (C) depreciation, amortization and other similar non-cash charges, (D) the after-tax effect of any non-cash extraordinary losses (or minus the after-tax effect of any non-cash extraordinary gains), (E) the before-tax effect of any non-recurring non-cash losses that are not classified as extraordinary losses (or minus the before-tax effect of any non-recurring non-cash gains that are not classified as extraordinary gains) and (F) any pre-tax loss (or minus any pre-tax gain) on the sale after July 30, 1994 of any ownership or leasehold interest in real property; provided that if any extraordinary non-cash loss or non-recurring non-cash loss referred to in clause (D) or (E) of this definition includes a provision for cash payments to be made in future periods, such cash payments shall be deducted in calculating EBITDA for the periods in which they are actually paid.

             "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.09.

             "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, injunctions, permits, licenses and agreements relating to the protection of the environment, to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances or wastes or the clean-up or other remediation thereof.

             "Equity Issuance" means any issuance of equity securities, or any sale or other transfer of treasury stock, by the Borrower or any of its Subsidiaries, other than equity securities issued to, or treasury stock sold or transferred to, the Borrower or any of its Subsidiaries.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

             "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under subsection (b), (c), (m) or
(o) of Section 414 of the Internal Revenue Code.

             "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

             "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

             "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

             "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

             "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.07(c) on the basis of an Adjusted London Interbank Offered Rate.

             "Euro-Dollar Reference Banks" means the principal London offices of The Bank of New York, Chemical Bank and Morgan.

             "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.07(c).

             "Event of Default" has the meaning set forth in Section 6.01.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

             "Existing Banks" means the Banks that are parties to the Existing Credit Agreements.

             "Existing Credit Agreements" means (i) the $1,000,000,000 Three-Year Credit Agreement dated as of April 7, 1995, among the Borrower, the Existing Banks party thereto and the Agents, Arranging Agents, LC Agent, Documentation Agent, Administrative Agent and Swingline Bank referred to therein and (ii) the $500,000,000 Short-Term Credit Agreement dated as of April 7, 1995, among the Borrower, the Existing Banks party thereto and the Agents, Arranging Agents, Documentation Agent and Administrative Agent referred to therein.

             "Extension of Credit" means the making of a Loan or the issuance or extension of a Letter of Credit.

             "Facility Fee Rate" has the meaning set forth in Section 2.09.

             "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business

Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Bank of New York on such day on such transactions as determined by the Administrative Agent.

             "Fiscal Quarter" means a fiscal quarter of the Borrower.

             "Fiscal Year" means a fiscal year of the Borrower. A Fiscal Year is identified by the calendar year which includes approximately eleven months of such Fiscal Year (e.g., Fiscal Year 1994 refers to the Fiscal Year that ended on January 28, 1995).

             "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the rate applicable to Base Rate Loans by reason of clause (a) of Section 8.01) or any combination of the foregoing.

             "Group of Loans" or "Group" means at any time a group of Committed Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Committed Loans which are Fixed Rate Loans of the same type having the same Interest Period at such time; provided that if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

             "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

             "Immaterial Subsidiaries" means at any time one or more Subsidiaries that in the aggregate did not account for (i) more than 5% of the consolidated revenues or consolidated net income of the Borrower and its Consolidated Subsidiaries for the then most recent Fiscal Year for which audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries have been delivered to the Banks or (ii) more than 5% of the consolidated assets of the Borrower and its Consolidated Subsidiaries at the end of such Fiscal Year.

             "Indemnitee" has the meaning set forth in Section 9.03(b).

             "Interest Expense" means, for any period, the consolidated interest expense (net of interest income) of the Borrower and its Consolidated Subsidiaries for such period, calculated in the same manner as the amounts shown as "total interest expense" under the heading "Interest expense" on page 12 of the Borrower's 1994 Annual Report to its shareholders.

             "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

             (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of

Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable notice; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

             (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Money Market LIBOR Loan, the period commencing on the date such Loan is made and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

             (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date such Loan is made and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.03; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                     (b) any Interest Period which would otherwise end after the
             Termination Date shall end on the Termination Date.

             "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

             "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

             "Invitation for Money Market Quotes" means an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto.

             "LC Agent" means NationsBank in its capacities as letter of credit agent in connection with the credit facility provided hereunder and as the issuer of the letters of credit issued or to be issued hereunder, and its successors in such capacities.

             "LC Exposure" means, with respect to any Bank at any time, an amount equal to its Pro Rata Share of the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time plus (ii) the aggregate unpaid amount of all Reimbursement Obligations outstanding at such time.

             "LC Indemnitees" has the meaning set forth in Section 2.17(m).

             "LC Office" means, with respect to each Letter of Credit, the office at which the LC Agent books such Letter of Credit.

             "Letter of Credit" means a letter of credit issued or to be issued hereunder by the LC Agent.

             "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

             "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

             "Loan" means a Committed Loan or a Money Market Loan and "Loans" means Committed Loans or Money Market Loans or any combination of the foregoing.

             "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

             "Material Adverse Effect" means a material adverse effect on (i) the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform, or of the Administrative Agent, the LC Agent, the Swingline Bank or any of the Banks to enforce, any of the payment obligations of the Borrower under this Agreement, the Notes and the Swingline Note.

             "Material Assets" means at any time assets that accounted for more than 5% of the aggregate book value of the consolidated assets of the Borrower and its Consolidated Subsidiaries at the end of the then most recent Fiscal Year for which audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries have been delivered to the Banks.

             "Material Debt" means Debt (other than the Loans, Swingline Loans and Reimbursement Obligations) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $25,000,000.

             "Material Plan" means at any time a Plan (or any two or more Plans, each of which has Unfunded Liabilities) having aggregate Unfunded Liabilities in excess of $25,000,000.

             "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

             "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

             "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any

Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

             "Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the rate applicable to Base Rate Loans by reason of clause (a) of Section 8.01).

             "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

             "Money Market Margin" has the meaning set forth in Section 2.03(d).

             "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

             "Money Market Quote Request" means a Money Market Quote Request substantially in the form of Exhibit B hereto.

             "Morgan" means Morgan Guaranty Trust Company of New York.

             "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

             "NationsBank" means NationsBank, N.A. (Carolinas).

             "Non-Trade LC Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

             "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-1 hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

             "Notice of Borrowing" means a Notice of Committed Borrowing or a Notice of Money Market Borrowing.

             "Notice of Committed Borrowing" has the meaning set forth in
Section 2.02.

             "Notice of Interest Rate Election" has the meaning set forth in
Section 2.08.

             "Notice of Money Market Borrowing" has the meaning set forth in
Section 2.03(f).

             "Notice of Swingline Borrowing" has the meaning set forth in
Section 2.18(b).

             "Parent" means, with respect to any Bank, the Swingline Bank or the LC Agent, any Person controlling such Bank, the Swingline Bank or the LC Agent, as the case may be.

             "Participant" has the meaning set forth in Section 9.06(b).

             "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

             "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

             "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

             "Pricing Schedule" means the Pricing Schedule attached hereto.

             "Prime Rate" means a rate of interest per annum equal to the rate of interest publicly announced from time to time in New York City by The Bank of New York as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

             "Pro Rata Share" means, with respect to any Bank at any time, a fraction the numerator of which is the amount of such Bank's Revolving Credit Commitment at such time and the denominator of which is the aggregate amount of the Revolving Credit Commitments at such time.

             "Public Debt Issuance" means the issuance of any Debt by the Borrower or any of its Subsidiaries for cash in a transaction that is required to be registered with the SEC (or would have been required to be registered with the SEC if such transaction had occurred within the United States).

             "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

             "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

             "Reimbursement Obligations" means, at any time, all obligations of the Borrower to reimburse the LC Agent pursuant to Section 2.17 for amounts paid by the LC Agent in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Bank has become subrogated pursuant to paragraph (1) of Section 2.17(j).

             "Requesting Banks" means at any time one or more Banks having at least 15% of the aggregate amount of the Revolving Credit Commitments.

             "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have been terminated, having outstanding Loans and LC Exposures representing at such time at least 66 2/3% of the sum of (i) the aggregate outstanding principal amount of the Loans and (ii) the aggregate amount of the LC Exposures.

             "Responsible Officer" means, with respect to the Borrower, its chief operating officer, its chief financial officer, its general counsel, its treasurer, any assistant treasurer or any other officer whose duties include the administration of this Agreement.

             "Revolving Credit Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof (or, in the case of an Assignee, the portion of the transferor Bank's Revolving Credit Commitment assigned to such Assignee pursuant to Section 9.06(c)), in each case as such amount may be reduced from time to time pursuant to Sections 2.10 and 2.11 or changed as a result of an assignment pursuant to Section 9.06(c).

             "SEC" means the Securities and Exchange Commission.

             "Short-Term Credit Agreement" means the $483,575,000 Short-Term Credit Agreement dated as of the date hereof among the Borrower, the Banks party thereto and the Agents, Arranging Agents, Documentation Agent and Administrative Agent referred to therein, as the same may be amended from time to time.

             "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

             "Swingline Bank" means The Bank of New York, in its capacity as the Swingline Bank under the swingline facility described in Section 2.18, and its successors in such capacity.

             "Swingline Commitment" means the obligation of the Swingline Bank to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.

             "Swingline Loan" means a loan made by the Swingline Bank pursuant to Section 2.18(a).

             "Swingline Loan Availability Period" means the period from and including the Closing Date to but excluding the Swingline Maturity Date.

             "Swingline Maturity Date" means the day that is 30 days before the Termination Date.

             "Swingline Note" means a promissory note of the Borrower, substantially in the form of Exhibit A-2 hereto, evidencing the obligation of the Borrower to repay the Swingline Loans.

             "Termination Date" means May 26, 1998, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day.

             "Total Borrowed Funds" means at any date the sum of (i) Consolidated Debt at such date and (ii) the present value of operating lease commitments. The present value referred to in clause (ii) of this definition shall be deemed to be $2,166,000,000 (being the amount shown as "present value of operating lease commitments" at January 28, 1995 on page 24 of the Borrower's 1994 Annual Report to its shareholders) until the first officer's certificate to be delivered pursuant to Section 5.01(e) is delivered, and thereafter shall be deemed to be the amount set forth as the present value of operating lease commitments at the end of the applicable Fiscal Year in the officer's certificate delivered most recently pursuant to Section 5.01(e).

             "Total Capitalization" means at any date the sum of (i) Total Borrowed Funds at such date and (ii) Consolidated Tangible Net Worth at such date.

             "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

             "United States" means the United States of America, including the States thereof and the District of Columbia, but excluding its territories and possessions.

             SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in generally accepted accounting principles on the operation of such provision (or if the Administrative Agent notifies the

Borrower that the Required Banks wish to amend any provision hereof for such purpose), then the Borrower's compliance with such provision shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Banks.

             SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on the same date, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of
Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Revolving Credit Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                   ARTICLE II

                                   THE CREDITS

             SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time on and after the Closing Date and prior to the Termination Date; provided that the sum of
(i) the aggregate outstanding principal amount of such Bank's Committed Loans,
(ii) each outstanding participation in Swingline Loans (if any) held by it pursuant to Section 2.18(f) and (iii) its LC Exposure shall not at any time exceed the amount of its Revolving Credit Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000; provided that (x) any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c) and (y) if such Borrowing is made on the Swingline Maturity Date, such Borrowing may be in the aggregate amount of the Swingline Loans outstanding on such date. Each such

Borrowing shall be made from the several Banks ratably in proportion to their respective Revolving Credit Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by
Section 2.12, and reborrow under this Section at any time prior to the Termination Date.

             SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

             (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

             (b)  the aggregate amount of such Borrowing,

             (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate, and

             (d) if such Borrowing is a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

             SECTION 2.03.    Money Market Borrowings.

             (a) The Money Market Option. In addition to Committed
Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower from time to time prior to the Termination Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

             (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request so as to be received no later than 11:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money
Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

             (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

             (ii) the aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $1,000,000,

             (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

             (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

             (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

             (d) Submission and Contents of Money Market Quotes. (i)
Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative
Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative
Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate
Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative
Agent given on the instructions of the Borrower.

             (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

             (A)  the proposed date of Borrowing,

             (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Revolving Credit Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and
    (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

             (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

             (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

             (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

             (iii) Any Money Market Quote shall be disregarded if it:

             (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

             (B) contains qualifying, conditional or similar language, except an aggregate limitation permitted by subsection (d)(ii)(B)(z);

             (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

             (D) arrives after the time set forth in subsection (d)(i).

             (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

             (f) Acceptance and Notice by Borrower. Not later than 10:30
A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the

Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

             (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

             (ii) the principal amount of each Money Market Borrowing must be $25,000,000 or a larger multiple of $1,000,000,

             (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

             (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

             (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

             SECTION 2.04.    Notice to Banks; Funding of Loans.

             (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such

Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

             (b) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied (which determination may, in the case of Section 3.02(c), be based in part on information supplied by the LC Agent on the date of such Borrowing as to the aggregate amount of the LC Exposures on such date), the Administrative Agent shall (i) apply the funds so received from the Banks to repay all Swingline Loans (if any) then outstanding, together with interest accrued thereon and any other associated expenses, and
(ii) make the remainder of such funds available to the Borrower not later than 2:00 P.M. (New York City time) at the Administrative Agent's aforesaid address.

             (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

             SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

             (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A-1 hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

             (c) Upon receipt of each Bank's Note pursuant to Section 3.01(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

             SECTION 2.06. Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

             (b) Each Money Market Loan included in any Money Market Borrowing shall mature and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

             SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due or is converted, at a rate per annum equal to the sum of the Base Rate for such day plus the Base Rate Margin (if any) for such day. Subject to Section 2.06, such interest shall be payable for each calendar month in arrears on the last Domestic Business Day thereof and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the date such principal amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

             "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

             (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest for each day during such Interest Period at the rate applicable to Base Rate Loans for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan immediately before such payment became due and (ii) the rate applicable to Base Rate Loans for such day.

             "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

             The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                      [ CDBR       ]*
             ACDR  =  [ ---------- ]  + AR
                      [ 1.00 - DRP ]

             ACDR  =  Adjusted CD Rate
             CDBR  =  CD Base Rate
              DRP  =  Domestic Reserve Percentage
               AR  =  Assessment Rate

    ----------
    * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

             The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

             "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

             "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

             (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

             "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

             The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

             The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

             "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

             (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the

Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day) and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan immediately before such payment became due.

             (e) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.

             (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

             (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

             SECTION 2.08. Method of Electing Interest Rates. (a) The
Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

             (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

             (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; or

             (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans to Domestic Loans of the other type or continued as Domestic Loans of the same type for an additional Interest Period, in which case such notice shall be delivered to the Agent at least three Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $25,000,000 or any larger multiple of $1,000,000.

             (b)  Each Notice of Interest Rate Election shall specify:

             (i) the Group of Loans (or portion thereof) to which such notice applies;

            (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

           (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

            (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

             (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

             SECTION 2.09.    Facility Fees.

             The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate. Such facility fee shall accrue for each day (i) from and including the Closing Date to but excluding the Termination Date (or earlier date of termination of the Revolving Credit Commitments in their entirety), on the aggregate amount of the Revolving Credit Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the first date thereafter on which the Loans and the Swingline Loans shall have been repaid in their entirety and the LC Exposures shall have been reduced to zero, on an amount equal to the sum of (x) the aggregate outstanding principal amount of the Loans and the Swingline Loans and (y) the aggregate amount of the LC Exposures. Facility fees accrued under this Section shall be payable quarterly in arrears on each September 27, December 27, March 27 and June 27 and upon the date of termination of the Revolving Credit Commitments in their entirety (and, if later, the date on which the Loans and Swingline Loans shall have been repaid in their entirety and the LC Exposures shall have been reduced to zero).

             "Facility Fee Rate" means a rate per annum determined daily in accordance with the Pricing Schedule.

             SECTION 2.10. Optional Termination or Reduction of Commitments. (a) Revolving Credit Commitments. The Borrower may, without premium or penalty, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Revolving Credit Commitments at any time, if no Loans or Swingline Loans are outstanding and no LC Exposures exist at such time or (ii) ratably reduce from time to time, in each case by an aggregate amount of at least $25,000,000, the aggregate amount of the Revolving Credit Commitments in excess of the sum of (x) the aggregate outstanding principal amount of the Loans and the Swingline Loans and (y) the aggregate amount of the LC Exposures. Upon any such termination or reduction of the Revolving Credit Commitments, the Administrative Agent shall promptly notify each Bank of such termination or reduction.

             (b) Swingline Commitment. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate the Swingline Commitment at any time, if no Swingline Loans are outstanding at such time.

             SECTION 2.11. Mandatory Termination of Commitments. (a) The Revolving Credit Commitments shall terminate on the Termination Date and any Committed Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

             (b) The Swingline Commitment shall terminate on the Swingline Maturity Date and any Swingline Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

             SECTION 2.12. Optional and Mandatory Prepayments. (a) The
Borrower may upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the rate applicable to Base Rate Loans by reason of clause (a) of Section 8.01) in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

             (b) Subject to Section 2.14, the Borrower may, upon at least two Domestic Business Days' notice to the Administrative Agent, in the case of a Group of CD Loans or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, in the case of a Group of Euro-Dollar Loans, prepay the Loans comprising such a Group, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

             (c) In connection with any substitution of Banks pursuant to
Section 8.06, the Borrower may prepay the Loans of the Bank being replaced, as provided in clause (ii) of Section 8.06.

             (d) Except as provided in Section 2.12(a) or 8.06, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

             (e) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

             (f) If the Borrower wishes to replace this Agreement with another credit agreement at any time, the Borrower may, on the date of the initial borrowing under such other credit agreement, prepay any and all Committed Loans and Swingline Loans then outstanding hereunder; provided that the Borrower (i) notifies each Bank as to the possibility of such prepayment at least three Euro-Dollar Business Days prior thereto, (ii) gives definitive notice of such prepayment to the Administrative Agent before 10:00 A.M. (New York City time) on the date of such prepayment and (iii) complies with the requirements of subsection (a) of this Section in connection with such prepayment in all respects except the timing of such definitive notice.

             SECTION 2.13. General Provisions as to Payments. (a) The
Borrower shall make (i) each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01 and (ii) each payment of Reimbursement Obligations and any other amounts payable in connection with the Letters of Credit in accordance with the provisions of
Section 2.17. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or Swingline Loans or of fees or of Reimbursement Obligations shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any Euro-Dollar Loans or Money Market LIBOR Loan shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, any Money Market Absolute Rate Loan shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal or any Reimbursement Obligation is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

             (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

             SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans or fails to continue any Fixed Rate Loans for an additional Interest Period or fails to convert any outstanding Loans to Fixed Rate Loans, in each case after notice of such borrowing, prepayment, continuation or conversion has been given to any Bank in accordance with Section 2.04(a), 2.08(c) or 2.12(e), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, continue or convert, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

             SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and facility fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

             SECTION 2.16. Termination of Existing Credit Agreements. On the Closing Date the commitments of the Existing Banks under the Existing Credit Agreements shall terminate and the Borrower shall pay in full the principal of and accrued interest on all loans then outstanding thereunder and all facility fees accrued thereunder to but excluding the Closing Date.

             SECTION 2.17.    Letters of Credit.

             (a) Issuance of Letters of Credit. The LC Agent agrees, on the terms and conditions set forth in this Agreement, to issue Letters of Credit for the account of the Borrower from time to time during the period from and including the Closing Date to but excluding the date that is

30 days before the Termination Date; provided that, immediately after each such Letter of Credit is issued:

             (i) the aggregate amount of the LC Exposures will not exceed $280,000,000 (of which the aggregate amount attributable to standby Letters of Credit will not exceed $75,000,000) and

             (ii) the condition specified in Section 3.02(c) shall be satisfied.

Upon the issuance of each Letter of Credit pursuant to this subsection (a), the LC Agent shall be deemed, without further action by any party hereto, to have sold to each Bank and each Bank shall be deemed, without further action by any party hereto, to have purchased from the LC Agent, a participation in such Letter of Credit and the related Reimbursement Obligations equal to such Bank's Pro Rata Share thereof.

             (b) Expiry Dates. No Letter of Credit shall have an expiry date later than the fifth Domestic Business Day prior to the Termination Date. Subject to the preceding sentence:

             (i) each Letter of Credit shall, when issued, have an expiry date on or before the first anniversary of the date on which it is issued; and

             (ii) the expiry date of any Letter of Credit may, at the request of the Borrower, be extended from time to time for a period not exceeding one year so long as the LC Agent agrees to so extend such Letter of Credit (or, in the case of an "evergreen" Letter of Credit, its right to give a notice to prevent the extension thereof expires) no earlier than three months before the then existing expiry date thereof.

             (c) Notice of Proposed Issuance. The Borrower shall give the
LC Agent and the Administrative Agent at least one Domestic Business Day's prior notice specifying the date each Letter of Credit is to be issued and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby.

             (d) Conditions to Issuance. The LC Agent shall not issue any Letter of Credit unless (i) such Letter of Credit shall be satisfactory in form and reasonably satisfactory in substance to the LC Agent, (ii) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the LC Agent shall have reasonably requested, (iii) the LC Agent shall have determined (based on information supplied by the Administrative Agent on the date of such issuance as to the amounts specified in Section 3.02(c) other than the aggregate amount of the LC Exposures) that the limits specified in subsection (a) above will not be exceeded immediately after such Letter of Credit is issued and (iv) the LC Agent shall not have been notified in writing by the Borrower, the Administrative Agent or the Required Banks that any condition specified in clause (c), (d) or (e) of Section 3.02 is not satisfied on the date such Letter of Credit is to be issued.

             (e) Notice of Proposed Extensions of Expiry Dates. The LC
Agent shall give the Administrative Agent at least one Domestic Business Day's notice prior to extending the expiry date of any Letter of Credit (or, in the case of an "evergreen" Letter of Credit, allowing it to be extended), specifying
(i) the date on which such extension is to be made and (ii) the date to which such expiry date is to be so extended. The LC Agent shall not extend (or allow the extension of) the expiry date of such Letter of Credit if it shall have been notified by the Borrower or the Administrative Agent (at the request of the Required Banks) that any condition specified in clause (c), (d) or (e) of
Section 3.02 is not satisfied on the date such Letter of Credit is to be extended (or, in the case of an "evergreen" Letter of Credit, the day when the LC Agent's right to give a notice preventing the extension thereof expires).

             (f) Notice of Actual Issuances, Extensions and Amounts
Available for Drawing. Promptly upon issuing any Letter of Credit or extending any Letter of Credit (or allowing any "evergreen" Letter of Credit to be extended), the LC Agent will notify the Administrative Agent of the date of such Letter of Credit, the amount thereof and the expiry date or extended expiry date thereof. Within three Domestic Business Days after the end of each calendar month, the LC Agent shall notify the Administrative Agent and each Bank of (i) the daily average aggregate amount available for drawings (whether or not conditions for drawing thereunder have been satisfied) under all Letters of Credit outstanding during such month, (ii) the aggregate amount of letter of credit fees accrued during such month pursuant to subsection (g) of this Section, (iii) each Bank's Pro Rata Share of such accrued letter of credit fees and (iv) the aggregate undrawn amount of all Letters of Credit outstanding at the end of such month.

             (g) Fees. The Borrower shall pay to the LC Agent, for the account of the Banks ratably in accordance with their respective Pro Rata Shares, a letter of credit fee for each day (i) at the Non-Trade LC Fee Rate on the aggregate amount available for drawings (whether or not conditions for drawing thereunder have been satisfied) under all Letters of Credit (other than trade Letters of Credit) outstanding on such day and (ii) at a rate per annum equal to the Non-Trade LC Fee Rate less 0.25% on the aggregate amount available for drawings (whether or not conditions for drawing thereunder have been satisfied) under all trade Letters of Credit outstanding on such day. Such letter of credit fee shall be payable quarterly in arrears on the last Domestic Business Day of each calendar quarter and on the fifth Domestic Business Day before the Termination Date (or any earlier date on which the Revolving Credit Commitments shall have terminated in their entirety and no Letters of Credit are outstanding). Promptly upon receiving any payment of such fee, the LC Agent will distribute to each Bank its Pro Rata Share thereof. In addition, the Borrower shall pay to the LC Agent for its own account fronting fees and reasonable expenses in the amounts and at the times agreed between the Borrower and the LC Agent.

             (h) Drawings. Upon receipt from the beneficiary of any Letter of Credit of a demand for payment under such Letter of Credit, the LC Agent shall determine in accordance with the terms of such Letter of Credit whether such demand for payment should be honored. If the LC Agent determines that any such demand for payment should be honored, the LC Agent shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit. The LC Agent shall thereupon notify the Borrower of the amount of such drawing paid by it.

             (i) Reimbursement and Other Payments by the Borrower. (1)
If any amount is drawn under any Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the LC Agent for all amounts paid by the LC Agent upon such drawing, together with any and all reasonable charges and expenses which the LC Agent may pay or incur relative to such drawing and interest on the amount drawn at the Federal Funds Rate for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable (x) at or before 1:00 P.M. (New York City time) on the date the LC Agent notifies the Borrower of such drawing, if such notice is given at or before 10:00 A.M. (New York City time) on such date, or (y) at or before 10:00 A.M. (New York City time) on the first Domestic Business Day after the date such notice is given, if such notice is given after 10:00 A.M. (New York City time) on such date; provided that no payment otherwise required by this sentence to be made by the Borrower at or before 1:00 P.M. (New York City time) on any day shall be overdue hereunder if arrangements for such payment satisfactory to the LC Agent, in its reasonable discretion, shall have been made by the Borrower at or before 1:00 P.M. (New York City time) on such day and such payment is actually made at or before 3:00 P.M. (New York City time) on such day.

       (2) In addition, the Borrower agrees to pay to the LC Agent interest on any and all amounts not paid by the Borrower when due hereunder with respect to a Letter of Credit, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, payable on demand, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.

        (3) Each payment to be made by the Borrower pursuant to this subsection
(i) shall be made to the LC Agent in Federal or other funds immediately available to it at its address referred to in Section 9.01.

             (j) Payments by Banks with Respect to Letters of Credit.
(1) If the Borrower fails to reimburse the LC Agent as and when required by subsection (i) above for all or any portion of any amount drawn under a Letter of Credit, the LC Agent may notify each Bank of such unreimbursed amount and request that each Bank reimburse the LC Agent for such Bank's Pro Rata Share thereof. Upon receiving such notice from the LC Agent, each Bank shall make available to the LC Agent an amount equal to such Bank's share of such unreimbursed amount as set forth in such notice, in Federal or other funds immediately available to the LC Agent, by 3:00 P.M. (New York City time) on the Domestic Business Day following such Bank's receipt of such notice from the LC Agent, together with interest on such amount for each day from and including the date of such drawing to but excluding the day such payment is due from such Bank at the Federal Funds Rate for such day, at the LC Agent's address referred to in
Section 9.01. Upon payment in full thereof, such Bank shall be subrogated to the rights of the LC Agent against the Borrower to the extent of such Bank's Pro Rata Share of the related Reimbursement Obligation (including interest accrued thereon). Nothing in this subsection (j) shall affect any rights any Bank may have against the LC Agent for any action or omission for which the LC Agent is not indemnified under subsection (n) of this Section.

             (2) If any Bank fails to pay any amount required to be paid by it pursuant to clause (1) of this subsection (j) on the date on which such payment is due, interest shall accrue on such Bank's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Bank makes such payment, whether before or after judgment, at a rate per annum equal to the Federal Funds Rate for such day. Any payment made by any Bank after 3:00 P.M. (New York City time) on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

             (3) If the Borrower shall reimburse the LC Agent for any drawing with respect to which any Bank shall have made funds available to the LC Agent in accordance with clause (1) of this subsection (j), the LC Agent shall promptly upon receipt of such reimbursement distribute to such Bank its Pro Rata Share thereof, including interest, to the extent received by the LC Agent.

             (k) Exculpatory Provisions. The Borrower's obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Agent, any Bank, the beneficiary of any Letter of Credit or any other Person. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. None of the LC Agent, the Banks and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Bank to make payments to the LC Agent and of the Borrower to reimburse the LC Agent for drawings pursuant to this Section (other than obligations resulting solely from the gross negligence or willful misconduct of the LC Agent) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by the LC Agent against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit; (iv) any dispute between or among the Borrower, any of its Subsidiaries, the beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of the Borrower, any of its Subsidiaries or any other Person against the beneficiary of any Letter of

Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (vi) any breach of this Agreement by any party hereto (except, in the case of the LC Agent, a breach resulting solely from its gross negligence or willful misconduct); (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; (viii) the fact that a Default shall have occurred and be continuing; or (ix) the fact that the Termination Date shall have passed or the Commitments shall have terminated. The LC Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by the LC Agent or any Bank under or in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding upon the Borrower and shall not place the LC Agent or any Bank under any liability to the Borrower.

             (l) Reliance, Etc. The LC Agent shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by the Borrower set forth in the last sentence of
Section 3.02 to establish whether the conditions specified in clauses (c), (d) and (e) of Section 3.02 are met in connection with any issuance or extension of a Letter of Credit, unless the LC Agent shall have been notified to the contrary by the Administrative Agent or the Required Banks (in which event the LC Agent shall be fully protected in relying on such notice). The LC Agent shall be entitled to rely, and shall be fully protected in relying, upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Agent and upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. The LC Agent shall be fully justified in refusing to take any action requested of it by any party hereto under this
Section in respect of any outstanding Letter of Credit unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take, or omitting or continuing to omit, any such action. Notwithstanding any other provision of this Section, the LC Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Section in respect of any Letter of Credit in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of participations in such Letter of Credit; provided that this sentence shall not affect any rights the Borrower may have against the Banks that made such request.

             (m) Indemnification by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank and the LC Agent (collectively, the "LC Indemnitees") from and against any and all claims and damages, losses, liabilities, costs or expenses (including, without limitation, the fees and disbursements of counsel) which any such LC Indemnitee may reasonably incur (or which may be claimed against any such LC Indemnitee by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which the LC Agent may incur by reason of or in connection with the failure of any Bank to fulfill or comply with its obligations to the LC Agent hereunder; provided that the Borrower shall not be required to indemnify the LC Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Agent in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) the LC Agent's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (m) is intended to change the obligations of the Borrower under any other provision of this Section.

             (n) Indemnification by the Banks. Each Bank shall, ratably in accordance with its Pro Rata Share, indemnify the LC Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including fees and disbursements of counsel), claim, demand, action, loss or liability (except such as result from the LC Agent's gross negligence or willful misconduct or the LC Agent's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such

Letter of Credit) that any such indemnitee may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitee under this Agreement.

             (o) Dual Capacities. In its capacity as a Bank, the LC
Agent shall have the same rights and obligations under this Section as any other Bank.

             SECTION 2.18. Swingline Loans. (a) Swingline
Commitment. The Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Swingline Loan Availability Period; provided that the aggregate principal amount of such loans at any one time outstanding shall not exceed either (i) the Swingline Commitment or (ii) the aggregate unused amount of the Revolving Credit Commitments. Each loan under this Section shall (i) be in a principal amount not less than $500,000 and shall be in a multiple of $100,000 and (ii) bear interest on the outstanding principal amount thereof for each day from the date such loan is made until it becomes due at such rate or rates per annum (which shall in no event be greater than the rate applicable to Base Rate Loans for such day), and be payable on such dates, as shall be agreed upon from time to time by the Borrower and the Swingline Bank. Within the foregoing limits, the Borrower may borrow under this Section, repay Swingline Loans and reborrow under this Section at any time during the Swingline Loan Availability Period. If the Swingline Bank and the Borrower are unable, for any reason, to agree on the interest rate or interest payment date or dates applicable to any Swingline Loan, the Swingline Bank shall not be obligated to make, and the Borrower shall not be obligated to borrow, such Swingline Loan. The Swingline Loans shall be evidenced by the Swingline Note.

             (b) Notice of Swingline Borrowing. The Borrower shall give the Swingline Bank notice (a "Notice of Swingline Borrowing") not later than 2:00 P.M. (New York City time) on the date of each borrowing of a Swingline Loan, specifying (i) the date of such borrowing, which shall be a Domestic Business Day, and (ii) the amount of such Swingline Loan.

             (c) Funding of Swingline Loans. Not later than 3:00 P.M.
(New York City time) on the date of each borrowing of a Swingline Loan, the Swingline Bank shall, unless the Swingline Bank determines that any applicable condition specified in Article III has not been satisfied, make available the amount of such Swingline Loan, in Federal or other funds immediately available in New York City, to the

Borrower at the Swingline Bank's address referred to in Section 9.01.

             (d) Optional Prepayment of Swingline Loans. The Borrower may prepay the Swingline Loans in whole at any time, or from time to time in part in a principal amount of at least $500,000, by giving notice of such prepayment to the Swingline Bank not later than 2:00 P.M. (New York City time) on the date of prepayment and paying the principal amount to be prepaid (together with (i) interest accrued thereon to the date of prepayment and (ii) the loss or expense (if any) resulting from such prepayment which is incurred by the Swingline Bank (or by an existing or prospective participant in the Swingline Loans) and documented by the Swingline Bank) to the Swingline Bank at its address referred to in Section 9.01, in Federal or other funds immediately available in New York City, not later than 3:00 P.M. on the date of prepayment.

             (e) Mandatory Prepayment of Swingline Loans. On the date of each Borrowing pursuant to Section 2.01 or 2.03, the Borrower shall prepay all Swingline Loans then outstanding, together with (i) interest accrued thereon to the date of prepayment and (ii) the loss or expense (if any) resulting from such prepayment which is incurred by the Swingline Bank (or by an existing or prospective participant in the Swingline Loans) and documented by the Swingline Bank.

             (f) Refunding Unpaid Swingline Loans. The Swingline Bank may at any time, by notice to the Banks (including the Swingline Bank, in its capacity as a Bank), require each Bank to pay to the Swingline Bank an amount equal to such Bank's Pro Rata Share of the aggregate unpaid principal amount of the Swingline Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Domestic Business Day after such notice is given. Not later than 12:00 Noon (New York City time) on the date so specified, each Bank shall pay the amount so notified to it to the Swingline Bank at its address referred to in Section 9.01, in Federal or other funds immediately available in New York City. The amount so paid by each Bank shall constitute a Base Rate Loan to the Borrower; provided that, if the Banks are prevented from making such Loans to the Borrower by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each Bank shall constitute a purchase by it of a participation in the unpaid principal amount of the Swingline Loans (and interest accruing thereon after the date of such payment). Each Bank's obligation to make such payment to the Swingline Bank under this subsection (f) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against the Swingline Bank or the Borrower, (ii) the occurrence or continuance of a Default or the termination of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower or any other Bank or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no Bank shall be obligated to make any payment to the Swingline Bank under this subsection (f) with respect to a Swingline Loan made by the Swingline Bank at a time when the Swingline Bank has determined that a Default had occurred and was continuing.

             SECTION 2.19. Participation Fees. On the Closing Date participation fees shall be paid by the Existing Banks, through the Administrative Agent, to the Banks in the amounts previously agreed to by the Administrative Agent, the Existing Banks and the Banks.

                                   ARTICLE III

                                   CONDITIONS

             SECTION 3.01. Closing. The closing hereunder shall occur upon receipt by the Administrative Agent of the following:

             (a) a duly executed Note for the account of each Bank complying with the provisions of Section 2.05 and a duly executed Swingline Note for the account of the Swingline Bank, each dated the Closing Date;

             (b) an opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Borrower, substantially in the form of Exhibit E hereto, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

             (c) an opinion of Gary M. Bahler, General Counsel of the Borrower, substantially in the form of Exhibit F hereto, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

             (d) an opinion of Davis Polk & Wardwell, special counsel for the Co-Syndication Agents, substantially in the form of Exhibit G hereto, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

             (e) evidence satisfactory to the Administrative Agent that the Borrower has paid (or made arrangements satisfactory to the Administrative Agent for the payment of) all amounts required to be paid by the Borrower on the Closing Date pursuant to Section 2.16; and

             (f) all documents that the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes and the Swingline Note, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

The Administrative Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

             SECTION 3.02. Extensions of Credit. The obligation of any
Bank to make a Loan on the occasion of any Borrowing (other than a Loan pursuant to Section 2.18(f)), the obligation of the Swingline Bank to make any Swingline Loan and the obligation of the LC Agent to issue or extend (or allow the extension of) any Letter of Credit are each subject to the satisfaction of the following conditions:

             (a) the fact that the Closing Date shall have occurred on or prior to June 27, 1995;

             (b) receipt (i) by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, (ii) by the Swingline Bank of a Notice of Swingline Borrowing as required by Section 2.18(b) or (iii) by the LC Agent of a notice of proposed issuance or extension as required by
    Section 2.17(c) or (e), as the case may be;

             (c) the fact that, immediately after such Extension of Credit, the sum of

                     (i) the aggregate outstanding principal amount of the
             Loans,

                     (ii) the aggregate amount of the LC Exposures and

                     (iii) in the case of any issuance or extension of a Letter of Credit, the aggregate principal amount of (x) any Loans to be made after such Letter of Credit is issued or extended pursuant to Notices of Borrowing given before such Letter of Credit is issued or extended and (y) any outstanding Swingline Loans will not exceed the aggregate amount of the Revolving Credit Commitments;

             (d) the fact that, immediately before and after such Extension of Credit, no Default shall have occurred and be continuing; and

             (e) the fact that each of the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Extension of Credit.

Each Extension of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Extension of Credit as to the facts specified in clauses (c), (d) and (e) of this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

             The Borrower represents and warrants that:

             SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where failures to possess such licenses, authorizations, consents and approvals could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

             SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the Swingline Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

             SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each of the Notes and the Swingline Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

             SECTION 4.04.    Financial Information.

             (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 28, 1995 and the related consolidated statements of operations, cash flows and changes in shareholders' equity for the Fiscal Year then ended, reported on by Price Waterhouse and set forth in the Borrower's 1994 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in ormity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

             (b) Since January 28, 1995, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

             SECTION 4.05. Litigation. Except for the Designated
Litigation, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Effect.

             SECTION 4.06. Compliance with Laws. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable laws, ordinances, rules, regulations and binding requirements of governmental authorities, except where
(i) the necessity of compliance therewith is being contested in good faith by appropriate proceedings or (ii) failure to comply therewith could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

             SECTION 4.07. Compliance with ERISA. Each member of the
ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or will result in the imposition of a Lien under
Section 412(n) of the Internal Revenue Code or in the incurrence of a requirement under Section 401(a)(29) of the Internal Revenue Code to post a bond or other security in order to retain the tax-qualified status of such Plan or Benefit Arrangement or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

             SECTION 4.08. Environmental Matters. To the knowledge of the Borrower, (i) the Borrower and its Subsidiaries are in material compliance with all applicable Environmental Laws, (ii) there are no claims, demands or investigations against the Borrower or any of its Subsidiaries by any governmental authority or other person or entity that may reasonably be expected to result in material liability for the clean up of materials that have been released into the environment and (iii) there are no conditions that are reasonably likely to result in such claims, demands or investigations against the Borrower or any of its Subsidiaries, except for failures to comply and liabilities which, in the aggregate, are unlikely to result in a Material Adverse Effect.

             SECTION 4.09. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any material assessment received by the Borrower or any Subsidiary, except taxes and assessments which are not yet delinquent or are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

             SECTION 4.10. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where failures to possess such licenses, authorizations, consents and approvals could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

             SECTION 4.11. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             SECTION 4.12. Full Disclosure. All information (taken as a whole) heretofore furnished in writing by the Borrower to any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished in writing by the Borrower to any Bank will be, true in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which could reasonably be expected to result in a Material Adverse Effect (to the extent the Borrower can now reasonably foresee, utilizing reasonable assumptions and the information now actually known to the Borrower's Responsible Officers).

                                    ARTICLE V

                                    COVENANTS

             The Borrower agrees that, so long as any Bank or the Swingline Bank has any Commitment hereunder or any amount payable under any Note or the Swingline Note remains unpaid:

             SECTION 5.01. Information. The Borrower will deliver to each of the
Banks:

             (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its

    Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, cash flows and changes in shareholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures as of the end of and for the previous Fiscal Year, all reported on (without any qualification that would not be acceptable to the SEC for purposes of filings under the Exchange Act) by Price Waterhouse or other independent public accountants of nationally recognized standing;

             (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated condensed balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated condensed statement of operations for such Fiscal Quarter and the related consolidated condensed statements of operations, cash flows and retained earnings for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in comparative form (i) in the case of such statement of operations, the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and (ii) in the case of such statements of operations, cash flows and retained earnings, the figures for the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

             (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Borrower's chief financial officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.06 to 5.10, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

             (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) irming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

             (e) as soon as practicable and in any event within 90 days after the end of each Fiscal Year, a certificate of the Borrower's chief financial officer setting forth (i) the total rent expense (net of sublease income) of the Borrower and its Consolidated Subsidiaries for such Fiscal Year and (ii) the present value of their operating lease commitments at the end of such Fiscal Year, and certifying that such amounts have been calculated on the same basis as the comparable amounts shown on page 24 of the Borrower's 1994 Annual Report to its shareholders;

             (f) within five Domestic Business Days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

             (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

             (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;

             (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" defined in PBGC Regulations Sections 2615.11(a), .12(a), .14(a), .16(a), .17(a),
    .21(a), .22(a) or .23(a) with respect to any Plan, or, with respect to any Plan, gives or is required to give notice to the PBGC under Section 4043(b)(3) of ERISA or would be required to give notice under such Section but for the provisions of Section 4043(b)(2) of ERISA or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, or that would be required to be given but for the provisions of Section 4043(b)(2);
    (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
    Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or will result in the imposition of a Lien under Section 412(n) of the Internal Revenue Code or the incurrence of a requirement under Section 401(a)(29) of the Internal Revenue Code to post a bond or other security in order to retain the tax-qualified status of such Plan or Benefit Arrangement, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group has taken or proposes to take; and

             (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

             SECTION 5.02. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all material properties useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

             (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; provided that such risks may be covered by self-insurance programs consistent with past practice. The Borrower will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

             SECTION 5.03. Conduct of Business and Maintenance of
Existence. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except where failures to possess such rights, privileges and franchises could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; provided that nothing in this Section shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or
(ii) the termination of the existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

             SECTION 5.04. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and binding requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is being contested in good faith by appropriate proceedings or (ii) failures to comply therewith could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

             SECTION 5.05. Inspection of Property, Books and Records.
The Borrower will keep, and will cause each Subsidiary (except for Subsidiaries that constitute Immaterial Subsidiaries) to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary (except for Subsidiaries that constitute

Immaterial Subsidiaries) to permit, representatives of any Bank at such Bank's expense, upon reasonable prior notice, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

             SECTION 5.06. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

             (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $100,000,000;

             (b) any Lien on any asset (or improvement thereon) securing Debt incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset (or improvement thereon), provided that such Lien attaches to such asset (or improvement thereon) concurrently with or within 90 days after the acquisition thereof;

             (c) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

             (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

             (e) any Lien existing on any asset prior to the acquisition (whether by purchase, merger or otherwise) thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

             (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

             (g) Liens on life insurance policies securing amounts borrowed against the cash value of such policies;

             (h) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation or series of related obligations in an amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

             (i) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 10% of Consolidated Tangible Net Worth.

             SECTION 5.07. Minimum Consolidated Tangible Net Worth.
Consolidated Tangible Net Worth will at no time be less than the sum of (i) $1,000,000,000 plus (ii) for each Fiscal Quarter ended at or prior to such time (but after January 28, 1995), 50% of the consolidated net income of the Borrower and its Consolidated Subsidiaries for such Fiscal Quarter (if greater than zero).

             SECTION 5.08. Leverage Ratio. Total Borrowed Funds will not
(i) exceed 80% of Total Capitalization at any time from the Closing Date through the end of the third Fiscal Quarter of Fiscal Year 1996 or (ii) exceed 70% of Total Capitalization at any time thereafter.

             SECTION 5.09.    Limitation on Debt.

             (a) Fourth Quarter Clean-Down Requirement. The aggregate outstanding principal amount of (i) all debt for borrowed money owed by the Borrower and its Subsidiaries to banks (or to other financial institutions under credit facilities comparable to bank credit facilities), including without limitation this Agreement and the Short-Term Credit Agreement, and (ii) all other short-term Debt of the Borrower and its Subsidiaries will not exceed (x) $600,000,000 for at least 15 consecutive days during the fourth Fiscal Quarter of Fiscal Year 1995 or (y) $400,000,000 for at least 15 consecutive days during the fourth Fiscal Quarter of any subsequent Fiscal Year.

             (b) Debt of Subsidiaries. The total Debt of all
Consolidated Subsidiaries (excluding Debt owed to the Borrower or to another Consolidated Subsidiary) will not at any time exceed $250,000,000.

             SECTION 5.10. Cash Flow Ratio. At the end of each Fiscal Quarter listed below, the ratio of

             (i) the sum of (w) EBITDA, (x) Change in Consolidated Net Working Investment and (y) Available Net Cash Proceeds of Asset Sales, Public Debt Issuances and Equity Issuances, in each case for the four consecutive Fiscal Quarters then ended, plus (z) 1/3 of Annual Rent Expense, to

             (ii) the sum of (u) Interest Expense, (v) all scheduled payments of principal of Debt of the Borrower (other than loans outstanding under the Short-Term Credit Agreement) or any of its Subsidiaries (net of, in the case of commercial paper of the Borrower or any of its Subsidiaries, if any, contemporaneous refinancings thereof by commercial paper and/or loans under this Agreement or the Short-Term Credit Agreement), (w) any payments of principal required by Section 2.11(d) of the Short-Term Credit Agreement,
    (x) Consolidated Capital Expenditures and (y) dividends paid on all shares of capital stock issued by the Borrower and its Subsidiaries (other than dividends paid to the Borrower or any of its Subsidiaries), in each case for said four consecutive Fiscal Quarters, plus (z) 1/3 of Annual Rent Expense, will not be less than the ratio set forth below with respect to such Fiscal
Quarter:

             Fiscal Quarter                                     Ratio
             --------------                                     -----
    Second Fiscal Quarter
      of Fiscal Year 1995                                       1.00 to 1

    Third Fiscal Quarter of
      Fiscal Year 1995                                          1.10 to 1

    Fourth Fiscal Quarter of
      Fiscal Year 1995 and
      first three Fiscal Quarters
      of Fiscal Year 1996                                       1.25 to 1

    Each subsequent Fiscal Quarter                              1.35 to 1

             SECTION 5.11. Consolidations, Mergers and Sales of Assets.
The Borrower will not consolidate or merge with or into any other Person; provided that the Borrower may merge with another Person if (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger no Default shall have occurred and be continuing. The Borrower and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that the foregoing limitation shall not apply to sales of inventory or sales and other dispositions of surplus assets, in each case in the ordinary course of business.

             SECTION 5.12. Use of Proceeds. The Letters of Credit and the proceeds of the Loans and Swingline Loans made under this Agreement will be used by the Borrower for its general corporate purposes.

                                   ARTICLE VI

                                    DEFAULTS

             SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

             (a) the Borrower shall fail (i) to pay any principal of any Loan or any Reimbursement Obligation when due or (ii) to pay any interest on any Loan or Reimbursement Obligation, any fees or any other amount payable hereunder within two Domestic Business Days after the due date thereof;

             (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06 to 5.12, inclusive;

             (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
    (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Requesting Banks;

             (d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

             (e) the Borrower and/or any of its Subsidiaries shall fail to pay, when due or within any applicable grace period, an amount or amounts aggregating more than $25,000,000 payable in respect of their Debt;

             (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

             (g) any of the Borrower or one or more Subsidiaries (unless such Subsidiaries are Immaterial Subsidiaries) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any Material Assets, or shall consent to any such relief or to the appointment of any such official or to any such official taking possession of Material Assets, or shall make a general assignment for the benefit of creditors, or shall state that it is unable to pay its debts generally as they become due, or shall take any corporate action to authorize any of the foregoing;

             (h) an involuntary case or other proceeding shall be commenced against the Borrower or one or more Subsidiaries (unless such Subsidiaries constitute Immaterial Subsidiaries), in each case seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any Material Assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

             (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan (except for any termination under Section 4041(b) of ERISA) shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect



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
    of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

             (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or

             (k) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more of the outstanding shares of common stock of the Borrower; or Continuing Directors shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Revolving Credit Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes and the Swingline Note (together with accrued interest thereon) to be, and the Notes and the Swingline Note (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes and the Swingline Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

             SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under

Section 6.01(c) promptly upon being requested to do so by any Requesting Banks and shall thereupon notify all the Banks thereof.

             SECTION 6.03. Cash Cover. The Borrower agrees, in addition to the provisions of Section 6.01, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the LC Agent upon the instruction of the Required Banks, pay to the LC Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the LC Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in clause (g) or (h) of Section 6.01 with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by the LC Agent or the Banks.

                                   ARTICLE VII

                 THE ADMINISTRATIVE AGENT, DOCUMENTATION AGENT,
                      LC AGENT, AGENTS AND ARRANGING AGENTS

             SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

             SECTION 7.02. Agents and Affiliates. Each Bank acting as an
Agent or Arranging Agent, or as the Documentation Agent, the Administrative Agent, the LC Agent or the Swingline Bank, in connection with this Agreement or the credit facility provided hereby shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not so acting. Each Bank so acting, and each of their respective affiliates, may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or affiliate of the Borrower as if it were not so acting.

             SECTION 7.03. Obligations of the Documentation Agent, Agents and Arranging Agents. The Agents, Arranging Agents and Documentation Agent, in their capacities as such, shall have no duties, obligations or liabilities of any kind hereunder.

             SECTION 7.04. Obligations of Administrative Agent and LC
Agent. The obligations of the Administrative Agent and the LC Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Article VI.

             SECTION 7.05. Consultation with Experts. The Administrative
Agent and the LC Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

             SECTION 7.06. Liability of Agents. None of the Agents, the Arranging Agents, the Documentation Agent, the Administrative Agent, their respective affiliates or their respective directors, officers, agents or employees shall be liable for any action taken or not taken in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, the Arranging Agents, the Documentation Agent, the Administrative Agent, the LC Agent, their respective affiliates or their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Extension of Credit; (ii) the performance or observance of any of the covenants or agreements of the Borrower;
(iii) the satisfaction of any condition specified in Article III except, in the case of the Administrative Agent, receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, the Swingline Note or any other instrument or writing furnished in connection herewith. The LC Agent shall not incur any liability by acting in reliance upon information supplied by the Administrative Agent as to the aggregate principal amount of Loans outstanding at any time (including Loans to be made pursuant to Notices of Borrowing theretofore received by the Administrative Agent). The Administrative Agent shall not incur any liability by acting in reliance upon (i) information supplied by the LC

Agent as to the aggregate amount of the LC Exposures at any time or (ii) any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

             SECTION 7.07. Indemnification. Each Bank shall, ratably in accordance with its Revolving Credit Commitment, indemnify the Administrative Agent, the Swingline Bank and their respective affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

             SECTION 7.08. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any of the Co-Syndication Agents, the Agents, the Arranging Agents, the Documentation Agent, the Administrative Agent, the LC Agent, the Swingline Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any of the Co-Syndication Agents, the Agents, the Arranging Agents, the Documentation Agent, the Administrative Agent, the LC Agent, the Swingline Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

             SECTION 7.09. Successor Administrative Agent. The
Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower, such resignation to be effective when a successor Administrative Agent is appointed pursuant to this Section and accepts such appointment. Upon receiving any such notice of resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, subject to the approval of the Borrower (unless an Event of Default shall have occurred and be continuing at the time of such appointment, in which case the Borrower's approval will not be required). If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the other



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
Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

             SECTION 7.10. Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its account, fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

             SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

             (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

             (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the



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
    Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, or to continue such Loans for an additional Interest Period, as the case may be, or to convert outstanding Loans into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the rate applicable to Base Rate Loans for such day.

             SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, to continue Euro-Dollar Loans for an additional Interest Period or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan



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
of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

             SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or Swingline Loan or Letter of Credit or any obligation to make Committed Loans or Swingline Loans or participate in Letters of Credit or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) or the Swingline Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or the Swingline Bank or shall impose on any Bank (or its Applicable Lending Office) or the Swingline Bank or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note, its Swingline Loans, its Swingline Note, its obligation to make Fixed Rate Loans or Swingline Loans or its obligation to participate in any Letter of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or participating in any Letter of Credit or increase the cost to the Swingline Bank of making or maintaining any Swingline Loan or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) or the Swingline Bank under this Agreement or under its Note or Swingline Note with respect



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
thereto, by an amount deemed by such Bank or the Swingline Bank to be material, then, within 15 days after receiving a request by such Bank or the Swingline Bank for compensation under this subsection, accompanied by a certificate complying with subsection (e) of this Section (with a copy to the Administrative Agent), the Borrower shall, subject to subsection (f) of this Section, pay to such Bank or the Swingline Bank such additional amount or amounts as will compensate such Bank or the Swingline Bank for such increased cost or reduction.

             (b) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the LC Agent with any request or directive (whether or not having the force of law) made on or after the date of this Agreement by any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against any Letter of Credit issued by the LC Agent or shall impose on the LC Agent any other condition affecting its Letters of Credit or its obligation to issue Letters of Credit and the result of any of the foregoing is to increase the cost to the LC Agent of issuing any Letter of Credit or to reduce the amount of any sum received or receivable by the LC Agent under this Agreement with respect thereto, by an amount deemed by the LC Agent to be material, then, within 15 days after demand by the LC Agent (with a copy to the Administrative Agent), the Borrower shall pay to the LC Agent such additional amount or amounts as will compensate the LC Agent for such increased cost or reduction.

             (c) If any Bank, the Swingline Bank or the LC Agent shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank, the Swingline Bank or the LC Agent, as the case may be (or its Parent), as a consequence of its obligations hereunder to a level below that which such Bank, the Swingline Bank or the LC Agent, as the case may be (or its Parent), could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material, then from time to time, within 15 days after receiving a request by such Bank, the Swingline Bank or the LC Agent, as the case may be, for compensation under this subsection, accompanied by a certificate complying with subsection (e) of this Section (with a copy to the Administrative Agent), the Borrower shall, subject to subsection (f) of this Section, pay to such Bank, the Swingline Bank or the LC Agent, as the case may be, such additional amount or amounts as will compensate it (or its Parent) for such reduction.

             (d) Each Bank, the Swingline Bank and the LC Agent will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle it to compensation pursuant to this Section and will designate a different Applicable Lending Office or LC Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in its judgment, be otherwise disadvantageous to it. If a Bank, the Swingline Bank or the LC Agent fails to notify the Borrower of any such event within 180 days after such event occurs, it shall not be entitled to compensation under this Section for any effect of such event arising more than 180 days before it does notify the Borrower thereof.

             (e) Each request by a Bank, the Swingline Bank or the LC Agent for compensation under this Section shall be accompanied by a certificate, signed by one of its authorized employees, setting forth in reasonable detail (i) the basis for claiming such compensation, (ii) the additional amount or amounts to be paid to it hereunder and (iii) the method of calculating such amount or amounts, which certificate shall be conclusive in the absence of manifest error. In determining such amount, such Bank, the Swingline Bank or the LC Agent may use any reasonable averaging and attribution methods.

             (f) Notwithstanding any other provision of this Section, none of the Banks, the Swingline Bank and the LC Agent shall be entitled to compensation under subsection (a), (b) or (c) of this Section if it is not then its general practice to demand compensation in similar circumstances under comparable provisions of other credit agreements.

             SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

             "Relevant Payee" means any Bank, the Swingline Bank, the LC Agent or the Administrative Agent.

             "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note or the Swingline Note, and all liabilities with respect thereto, excluding (i) in the case of each Relevant Payee, taxes imposed on or measured by its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or qualified to do business (but only if the taxes are imposed solely because such Relevant Payee is qualified to do business in such jurisdiction without regard to any Loan) or in which its principal executive office is located or in which its Applicable Lending Office or LC Office is located and
(ii) in the case of each Bank, any United States withholding tax imposed on such payments other than such withholding tax imposed as a result of a change in treaty, law or regulation occurring after a Bank first becomes subject to this Agreement.

             "Other Taxes" means any present or future stamp, documentary or mortgage recording taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or the Swingline Note or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, any Note or the Swingline Note.

             (b) Any and all payments by the Borrower to or for the account of any Relevant Payee hereunder or under any Note or the Swingline Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Relevant Payee receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

            (c) The Borrower agrees to indemnify each Relevant Payee for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Relevant Payee and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that Borrower shall not indemnify any Relevant Payee for any penalties or interest on any Taxes or Other Taxes accrued during the period between the 15th day after such Relevant Payee has received a notice from the jurisdiction asserting such Taxes or Other Taxes and such later day on which such Relevant Payee has informed the Borrower of the receipt of such notice. This indemnification shall be paid within 15 days after such Relevant Payee makes demand therefor.

            (d) Each Relevant Payee organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Relevant Payee listed on the signature pages hereof and on or prior to the date on which it becomes a Relevant Payee in the case of each other Relevant Payee, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Relevant Payee remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Relevant Payee is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Relevant Payee from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Relevant Payee or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

            (e) For any period with respect to which a Relevant Payee has failed to provide the Borrower with the appropriate form as required by Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Relevant Payee shall not be entitled to indemnification under
Section 8.04(b) or (c) with respect to Taxes (including penalties, interest and expenses) imposed by the United States; provided that if a Relevant Payee, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Relevant Payee shall reasonably request to assist such Relevant Payee to recover such Taxes.

            (f) If the Borrower is required to pay additional amounts to or for the account of any Relevant Payee pursuant to this Section 8.04, then such Relevant Payee will change the jurisdiction of its Applicable Lending Office or LC Office if, in the judgment of such Relevant Payee, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is not otherwise disadvantageous to such Relevant Payee.

            (g) If a Relevant Payee receives a notice from a taxing authority asserting any Taxes or Other Taxes for which the Borrower is required to indemnify such Relevant Payee under Section 8.04(c), it shall furnish to the Borrower a copy of such notice no later than 90 days after the receipt thereof. If such Relevant Payee has failed to furnish a copy of such notice to the Borrower within such 90-day period as required by this Section 8.04(g), the Borrower shall not be required to indemnify such Relevant Payee for any such Taxes or Other Taxes (including penalties, interest and expenses thereon) arising between the 90th day after the Relevant Payee has received such notice and the day on which such Relevant Payee has furnished to the Borrower a copy of such notice.

            SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and, in either case, the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

            (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

            (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

            SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to replace such Bank. Any substitution under this Section 8.06 may be accomplished, at the Borrower's option, either (i) by the replaced Bank assigning its rights and obligations hereunder to the replacement bank or banks pursuant to Section 9.06(c) at a mutually agreeable price or (ii) by the Borrower prepaying all outstanding Loans from the replaced Bank and terminating its Revolving Credit Commitment on a date specified in a notice delivered to the Administrative Agent and the replaced Bank at least three Euro-Dollar Business Days before the date so specified (and compensating such Bank for any resulting funding losses as provided in Section 2.14) and concurrently the replacement bank or banks assuming a Revolving Credit Commitment in an amount equal to the Revolving Credit Commitment being terminated and making Loans in the same aggregate amount and having the same maturity date or dates, respectively, as the Loans being prepaid, all pursuant to documents reasonably satisfactory to the Administrative Agent (and in the case of any document to be signed by the replaced Bank, reasonably satisfactory to such Bank). No such substitution shall relieve the Borrower of its obligation to compensate and/or indemnify the replaced Bank as required by Sections 8.03 and 8.04 with respect to the period before it is replaced and to pay all accrued interest, accrued fees and other amounts owing to the replaced Bank hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the LC Agent, the Swingline Bank or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for such purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, three Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII and notices to the LC Agent or the Swingline Bank under Article II shall not be effective until received.

            SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent, the LC Agent, the Swingline Bank or any Bank in exercising any right, power or privilege hereunder or under any Note or the Swingline Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay
(i) all reasonable out-of-pocket expenses of the Co-Syndication Agents, the Administrative Agent, the LC Agent and the Arranging Agents, including reasonable fees and disbursements of special counsel for the Co-Syndication Agents, in connection with the negotiation and preparation of this Agreement, the administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Co-Syndication Agents, the Administrative Agent, the LC Agent, the Arranging Agents, the Swingline Bank and each Bank, including (without duplication) the fees and disbursements of special counsel and the allocated cost of internal counsel, in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

            (b) The Borrower agrees to indemnify each of the Agents and Arranging Agents, the Documentation Agent, the Administrative Agent, the LC Agent, the Swingline Bank and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

            SECTION 9.04. Sharing of Set-Offs. (a) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest that has become due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest that has become due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata.

            (b) Each Bank further agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the principal of and interest on the Reimbursement Obligations held by it or for its account which is greater than the proportion received in respect of the aggregate amount of the principal of and interest on the Reimbursement Obligations held by or for the account of any other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the aggregate amount of the principal of and interest on the Reimbursement Obligations held by or for the account of the other Banks, and such other adjustments shall be made, as may be required so that all such payments of the aggregate amount of the principal of and interest on the Reimbursement Obligations held by or for the account of the Banks shall be shared by them pro rata.

            (c) Nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder.

            (d) The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or the Swingline Note or an LC Exposure, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

            SECTION 9.05. Amendments and Waivers. Any provision of this Agreement, the Notes or the Swingline Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent, the LC Agent or the Swingline Bank are affected thereby, by the Administrative Agent, the LC Agent or the Swingline Bank, as the case may be); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Revolving Credit Commitment of any Bank (except for a ratable decrease in the Revolving Credit Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or Swingline Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or Swingline Loan or any fees hereunder or for the termination of any Commitment, (iv) reduce the principal of or rate of interest on any Reimbursement Obligation, (v) postpone the date fixed for payment by the Borrower of any Reimbursement Obligation or extend the expiry date of any Letter of Credit to a date later than the fifth Domestic Business Day prior to the Termination Date, (vi) unless signed by the Swingline Bank, increase the Swingline Commitment, postpone the date fixed for termination of the Swingline Commitment or otherwise affect any of its rights and obligations, or (vii) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

            SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks, the LC Agent and the Swingline Bank.

            (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Revolving Credit Commitment or any or all of its Loans or all or any part of its LC Exposure. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, such Bank shall remain the holder of its Note, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

            (c) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other institutions (each an

"Assignee") all, or a proportionate part (equivalent to an initial Revolving Credit Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consents of the Borrower, the LC Agent, the Swingline Bank and the Administrative Agent (which consents shall not be unreasonably withheld); provided that (i) such consents shall not be required if the Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment; (ii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans and (iii) the $10,000,000 minimum amount specified above for a partial assignment of the transferor Bank's rights and obligations shall not apply if the Assignee was a Bank immediately prior to such assignment. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Revolving Credit Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder (and its Commitment shall be reduced) to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment (except an assignment required by the Borrower pursuant to Section 8.06), the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

            (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            SECTION 9.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.08. Governing Law; Submission to Jurisdiction. (a) Each Letter of Credit and Section 2.17 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and, to the extent not inconsistent therewith, the laws of the State of New York.

            (b) SUBJECT TO CLAUSE (a) OF THIS SECTION, THIS AGREEMENT, EACH NOTE AND THE SWINGLINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes, the Swingline Note or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            SECTION 9.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS, THE ARRANGING AGENTS, THE DOCUMENTATION AGENT, THE ADMINISTRATIVE AGENT, THE LC AGENT, THE SWINGLINE BANK AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE SWINGLINE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      WOOLWORTH CORPORATION

                                      By /s/ John H. Cannon
                                         ------------------------------------
                                         Title: Vice President &
                                                Treasurer

                                      233 Broadway
                                      New York, New York  10279-0003
                                      Facsimile number: 212-553-2094

Revolving Credit
Commitments:
- -----------
$132,165,605.55                       MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK
                                        as an Arranging Agent and a Bank

                                      By /s/ Penelope J.B. Cox
                                         ------------------------------------
                                         Title: Vice President


$ 79,299,363.11                       THE BANK OF NEW YORK
                                        as an Arranging Agent and a Bank

                                      By /s/ David K. Nichols
                                         ------------------------------------
                                         Title: Senior Vice President


$ 79,299,363.11                       THE BANK OF NOVA SCOTIA
                                        as the Documentation Agent,
                                        an Arranging Agent and a Bank

                                      By /s/ J. Alan Edwards
                                         ------------------------------------
                                         Title: Authorized Signatory



Revolving Credit
Commitments:
- -----------

$79,299,363.11                        CHEMICAL BANK
                                        as an Arranging Agent and a Bank

                                      By /s/ William J. Caggiano
                                         ------------------------------------
                                         Title: Managing Director


$52,866,241.89                        NATIONSBANK, N.A. (CAROLINAS)
                                        as an Arranging Agent and a Bank

                                      By /s/ Sally L. Hazard
                                         ------------------------------------
                                         Title: Senior Vice President


$52,866,241.89                        TORONTO DOMINION (NEW YORK), INC.
                                        as an Arranging Agent and a Bank

                                      By /s/ Jorge Garcia
                                         ------------------------------------
                                          Title: Vice President


$38,768,577.35                        BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                                        as an Agent and a Bank

                                      By /s/ John W. Pocalyko
                                         ------------------------------------
                                         Title: Vice President


$38,768,577.35                        UNION BANK OF SWITZERLAND
                                        as an Agent and a Bank

                                      By /s/ Daniel H. Perron
                                         ------------------------------------
                                         Title: Vice President

                                      By /s/ Daniel R. Strickford
                                         ------------------------------------
                                         Title: Assistant Treasurer


Revolving Credit
Commitments:
- -----------

$33,333,333.33                        DEUTSCHE BANK AG, NEW YORK BRANCH
                                      AND/OR CAYMAN ISLANDS BRANCH
                                        as a Lead Manager and a Bank

                                      By /s/ J. Tracy Mehr
                                         ------------------------------------
                                          Title: Vice President

                                      By /s/ James Fox
                                         ------------------------------------
                                          Title: Assistant Vice President


$33,333,333.33                        NATIONAL WESTMINSTER BANK PLC
                                        as a Lead Manager and a Bank

                                      By /s/ Maria Amaral-LeBlanc
                                         ------------------------------------
                                          Title: Vice President


$26,666,666.67                        CREDIT LYONNAIS NEW YORK BRANCH

                                      By /s/ Mark A. Campellone
                                         ------------------------------------
                                          Title: Vice President


                                      CREDIT LYONNAIS CAYMAN ISLAND
                                      BRANCH

                                      By /s/ Mark A. Campellone
                                         ------------------------------------
                                          Title: Authorized Signature


$20,000,000.00                        SHAWMUT BANK, N.A.

                                      By /s/ Linda H. Thomas
                                         ------------------------------------
                                          Title: Managing Director



Revolving Credit
Commitments:
- -----------

$16,666,666.67                        ABN AMRO BANK N.V. NEW YORK BRANCH

                                      By /s/ John F. Lacey
                                         ------------------------------------
                                          Title: Senior Vice President

                                      By /s/ Thomas Rogers
                                         ------------------------------------
                                          Title: Corporate Banking
                                                 Officer


$16,666,666.67                        THE BANK OF TOKYO TRUST COMPANY


                                      By /s/ Paul P. Malecki
                                         ------------------------------------
                                          Title: Vice President


$16,666,666.67                        COMMERZBANK AKTIENGESELLSCHAFT

                                      By /s/ Thomas Ausfahl
                                         ------------------------------------
                                          Title: Assistant Vice President


                                      COMMERZBANK AKTIENGESELLSCHAFT

                                      By /s/ Angela Z. Bezara
                                         ------------------------------------
                                          Title: Assistant Treasurer


$16,666,666.67                        THE FIRST NATIONAL BANK OF CHICAGO

                                      By /s/ Randall L. Faust
                                         ------------------------------------
                                          Title: Assistant Vice President


$16,666,666.67                        FIRST INTERSTATE BANK OF CALIFORNIA

                                      By /s/ Wendy V.C. Purcell
                                         ------------------------------------
                                          Title: Assistant Vice President


Revolving Credit
Commitments:
- -----------

$16,666,666.67                        THE HONGKONG AND SHANGHAI BANKING
                                      CORPORATION LIMITED

                                      By /s/ Rochelle Forster
                                         ------------------------------------
                                          Title: Vice President


$16,666,666.67                        THE INDUSTRIAL BANK OF JAPAN TRUST
                                      COMPANY

                                      By /s/ J. Kenneth Biegen
                                         ------------------------------------
                                          Title: Senior Vice President &
                                                 Department Head


$16,666,666.67                        THE MITSUBISHI BANK, LIMITED

                                      By /s/ Paula Mueller
                                         ------------------------------------
                                          Title: Vice President


$16,666,666.67                        MITSUBISHI TRUST & BANKING
                                      CORPORATION (U.S.A.)

                                      By /s/ Yasushi Satomi
                                         ------------------------------------
                                          Title: Executive Vice President


$16,666,666.67                        THE SANWA BANK, LIMITED
                                      NEW YORK BRANCH

                                      By /s/ Jean-Michel Fatovic
                                         ------------------------------------
                                          Title: Vice President


$16,666,666.67                        SOCIETY NATIONAL BANK

                                      By /s/ Lawrence A Mack
                                         ------------------------------------
                                          Title: Vice President


Revolving Credit
Commitments:
- -----------

$16,666,666.67                        THE SUMITOMO TRUST AND BANKING
                                      CO., LTD.

                                      By /s/ Hidehiko Asai
                                         ------------------------------------
                                          Title: Deputy General Manager


$16,666,666.67                        UNION BANK

                                      By /s/ Cecilia M. Valente
                                         ------------------------------------
                                          Title: Vice President & Manager


$16,666,666.67                        WELLS FARGO BANK, N.A.

                                      By /s/ Lee M. Jensen
                                         ------------------------------------
                                          Title: Vice President


$10,000,000.00                        ARAB BANK PLC

                                      By /s/ Peter R. Boyadjian
                                         ------------------------------------
                                          Title: Senior Vice President


$10,000,000.00                        BANK BRUSSELS LAMBERT, NEW YORK
                                        BRANCH

                                      By /s/ Eric Hollanders
                                         ------------------------------------
                                          Title: Senior Vice President


                                      BANK BRUSSELS LAMBERT, NEW YORK
                                        BRANCH

                                      By /s/ Eileen Stekeur
                                         ------------------------------------
                                          Title: Assistant Vice President



Revolving Credit
Commitments:
- -----------

$10,000,000.00                        CORESTATES BANK, N.A.

                                      By /s/ Darren Baer
                                         ------------------------------------
                                          Title: Commercial Officer


$10,000,000.00                        DAIWA BANK TRUST COMPANY

                                      By /s/ Joel Limjap
                                         ------------------------------------
                                          Title: Vice President


$10,000,000.00                        DRESDNER BANK AG,
                                      NEW YORK AND GRAND CAYMAN BRANCHES

                                      By /s/ J. Curtin Beaudouin
                                         ------------------------------------
                                          Title: Vice President

                                      By /s/ Susan A. Hodge
                                         ------------------------------------
                                          Title: Vice President


$10,000,000.00                        FIRSTAR BANK MILWAUKEE, N.A.

                                      By /s/ Robert A. Flosbach
                                         ------------------------------------
                                          Title: Vice President


$10,000,000.00                        LTCB TRUST COMPANY

                                      By /s/ Rene O. LeBlanc
                                         ------------------------------------
                                          Title: Senior Vice President



Revolving Credit
Commitments:
- -----------
$10,000,000.00                        THE SAKURA BANK, LIMITED

                                      By /s/ Masahiro Nakajo
                                         ------------------------------------
                                          Title: Senior Vice President &
                                                 Manager


$10,000,000.00                        THE SUMITOMO BANK, LIMITED

                                      By /s/ Yoshinori Kawamura
                                         ------------------------------------
                                          Title: Joint General Manager


$10,000,000.00                        THE YASUDA TRUST AND BANKING CO.,
                                        LTD.

                                      By /s/ Nicholas D. Pullen
                                         ------------------------------------
                                          Title: Vice President

Total Revolving
Credit Commitments

$1,000,000,000
==============


                                      NATIONSBANK, N.A. (CAROLINAS)
                                        as LC Agent

                                      By /s/ Sally L. Hazard
                                         ------------------------------------
                                         Title: Senior Vice President
                                         c/o NationsBank International
                                             55 Broadway
                                             New York, New York  10006
                                             Attention:  Celso Faustino
                                             Facsimile number:  212-363-5361

                                      THE BANK OF NEW YORK
                                        as Administrative Agent and
                                        Swingline Bank
                                      By /s/ David K. Nichols
                                         ------------------------------------
                                      Title: Senior Vice President
                                      One Wall Street, 18th Fl. North
                                      New York, New York  10286
                                      Attention:  Carolyn Surles
                                                  Assistant Treasurer
                                      Facsimile number:  212-635-6385

                                PRICING SCHEDULE

            The "Euro-Dollar Margin", "Non-Trade LC Fee Rate", "CD Margin", "Base Rate Margin" and "Facility Fee Rate" for any day are the respective percentages per annum set forth below in the applicable row under the column corresponding to the Status that exists on such day:

==========================================================================
                     Level    Level     Level    Level     Level     Level
    Status             I       II        III      IV         V         VI
==========================================================================
Euro-Dollar
Margin and
Non-Trade LC
Fee Rate

  If Utilization
  is 50% or less     .3125    .4125     .4875    .6875     .8125    1.1875

  If Utilization     .4375    .5375     .6125    .8125     .9375    1.3125
   exceeds 50%
- --------------------------------------------------------------------------
CD Margin

  If Utilization     .4375    .5375     .6125    .8125     .9375    1.3125
   is 50% or less

  If Utilization     .5625    .6625     .7375    .9375    1.0625    1.4375
   exceeds 50%
- --------------------------------------------------------------------------
Base Rate                0       0          0        0         0      .250
Margin
- --------------------------------------------------------------------------
Facility Fee
Rate                 .1875    .2125     .2625    .3125     .4375     .5625
==========================================================================


            For purposes of this Schedule, the following terms have the following meanings:

            "Level I Status" exists at any date if, at such date, (i) the Borrower's commercial paper is rated A2 or higher by S&P and P2 or higher by Moody's and (ii) the Borrower's long-term debt is rated A- or higher by S&P and A3 or higher by Moody's.

            "Level II Status" exists at any date if, at such date, Level I Status does not exist and (i) the Borrower's commercial paper is rated A2 or higher by S&P and P2 or higher by Moody's and (ii) the Borrower's long-term debt is rated BBB+ or higher by S&P and Baa1 or higher by Moody's.

            "Level III Status" exists at any date if, at such date, no higher Status exists and (i) the Borrower's commercial paper is rated A2 or higher by S&P and P2 or higher by Moody's and (ii) the Borrower's long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's.

            "Level IV Status" exists at any date if, at such date, no higher Status exists and (i) the Borrower's commercial paper is rated A3 or higher by S&P and P3 or higher by Moody's and (ii) the Borrower's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's.

            "Level V Status" exists at any date if, at such date, no higher Status exists and (i) the Borrower's commercial paper is rated A3 or higher by S&P and P3 or higher by Moody's and (ii) the Borrower's long-term debt is rated BB+ or higher by S&P and Ba1 or higher by Moody's.

            "Level VI Status" exists at any date if, at such date, no higher Status exists.

            "Moody's" means Moody's Investors Service, Inc.

            "S&P" means Standard & Poor's Ratings Group.

            "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date. Level VI Status is the lowest Status and Level I Status is the highest.

            "Utilization" means at any date the percentage equivalent of a fraction (i) the numerator of which is the sum of the aggregate outstanding principal amount of the Loans and Swingline Loans and the aggregate amount of the LC Exposures at such date, after giving effect to any borrowing or repayment on such date, and (ii) the denominator of which is the aggregate amount of the Revolving Credit Commitments at such date, after giving effect to any reduction of the Revolving Credit Commitments on such date. For purposes of this Schedule, if for any reason any Loans, Swingline Loans or Letters of Credit remain outstanding after termination of the Revolving Credit Commitments, the Utilization for each date on or after the date of such termination shall be deemed to exceed 50%.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the unsecured commercial paper of the Borrower without third-party credit enhancement or to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, as the case may be. Any rating assigned to any other commercial paper or debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

                                                                     EXHIBIT A-1

                                      NOTE

                                                              New York, New York
                                                                          , 19

            For value received, Woolworth Corporation, a New York corporation (the "Borrower"), promises to pay to the order of _____________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date thereof provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of The Bank of New York, One Wall Street, 18 North, New York, New York.

            All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is one of the Notes referred to in the Three-Year Credit Agreement dated as of May 26, 1995 among the Borrower, the Banks party thereto and the Agents,

Arranging Agents, LC Agent, Documentation Agent, Administrative Agent and Swingline Bank referred to therein (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                               WOOLWORTH CORPORATION


                                               By________________________
                                                  Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

- -----------------------------------------------------------------------------
                                            Amount of
                      Amount of             Principal            Notation
   Date               Loan                  Repaid               Made By
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

                                                                     EXHIBIT A-2

                                 SWINGLINE NOTE

                                                              New York, New York
                                                                          , 199

            For value received, WOOLWORTH CORPORATION, a New York corporation (the "Borrower"), promises to pay to the order of THE BANK OF NEW YORK (the "Swingline Bank") the unpaid principal amount of each Swingline Loan made by the Swingline Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Swingline Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of The Bank of New York, One Wall Street, 18 North, New York, New York.

            All Swingline Loans made by the Swingline Bank and all repayments of the principal thereof shall be recorded by the Swingline Bank and, if the Swingline Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Swingline Loan then outstanding may be endorsed by the Swingline Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Swingline Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is the Swingline Note referred to in the Three-Year Credit Agreement dated as of May 26, 1995 among the Borrower, the Banks party thereto and the Agents, Arranging Agents, LC Agent, Documentation Agent, Administrative Agent and Swingline Bank referred to therein (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the

Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                               WOOLWORTH CORPORATION


                                               By________________________
                                                  Title:

                                                                       EXHIBIT B

                       Form of Money Market Quote Request

                                                [Date]

To:         The Bank of New York
              (the "Administrative Agent")

From:       Woolworth Corporation

Re: Three-Year Credit Agreement dated as of May 26, 1995 (as amended from time to time, the "Credit Agreement") among the Borrower, the Banks party thereto and the Agents, Arranging Agents, LC Agent, Documentation Agent, Administrative Agent and Swingline Bank referred to therein

            We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                   --------------------

Principal Amount*                        Interest Period**
- ----------------                         ---------------
$


            Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

- --------------------------
      *Amount must be $25,000,000 or a larger multiple of $1,000,000.

     **Not less than one month (LIBOR Auction) or not less than 14 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

            Terms used herein have the meanings assigned to them in the Credit Agreement.


                                               WOOLWORTH CORPORATION


                                               By________________________
                                                  Title:

                                                                       EXHIBIT C

                   Form of Invitation for Money Market Quotes



To:         [Name of Bank]

Re:         Invitation for Money Market Quotes to Woolworth Corporation (the
            "Borrower")

            Pursuant to Section 2.03 of the Three-Year Credit Agreement dated as of May 26, 1995 among the Borrower, the Banks party thereto and the Agents, Arranging Agents, LC Agent, Documentation Agent, Administrative Agent and Swingline Bank referred to therein (as amended from time to time, the "Credit Agreement"), we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                  ---------------------

Principal Amount                         Interest Period
- ----------------                         ---------------
$


            Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

            Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

            Terms used herein have the meanings assigned to them in the Credit Agreement.


                                               THE BANK OF NEW YORK

                                               By______________________
                                                  Authorized Officer

                                                                       EXHIBIT D

                           Form of Money Market Quote


To:         The Bank of New York,
              as Administrative Agent

Re:         Money Market Quote to Woolworth Corporation (the "Borrower")

            In response to your invitation on behalf of the Borrower dated _____________, 199[ ], we hereby make the following Money Market Quote on the following terms:

1.  Quoting Bank:
                   -----------------------

2.  Person to contact at Quoting Bank:

    -----------------------------

3.  Date of Borrowing:                     *
                       --------------------

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal     Interest                  Money Market
 Amount**     Period***        [Margin****] [Absolute Rate*****]
- ---------     ---------        ---------------------------------
$

$


    [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

- ----------
*  As specified in the related Invitation.

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

                       (notes continued on following page)

            We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Three-Year Credit Agreement dated as of May 26, 1995 among the Borrower, the Banks party thereto and the Agents, Arranging Agents, LC Agent, Documentation Agent, Administrative Agent and Swingline Bank referred to therein (as amended from time to time, the "Credit Agreement"), irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

            Terms used herein have the meanings assigned to them in the Credit Agreement.

                                               Very truly yours,

                                               [NAME OF BANK]

Dated:_______________                          By:__________________________
                                                  Authorized Officer








- ----------

***   Not less than one month or not less than 14 days, as specified in the related Invitation. No more than five bids are permitted for each Interest
Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                       EXHIBIT E

                               OPINION OF SPECIAL
                            COUNSEL FOR THE BORROWER

                                                  May [ ], 1995

The Bank of New York,
  as Administrative Agent
  and Swingline Bank
One Wall Street
18 North
New York, New York  10286

and

The banks party to the
  Credit Agreement referred to
  below, as listed on Schedule I
  hereto (the "Banks")

Ladies and Gentlemen:

            We have acted as special counsel to Woolworth Corporation, a New York corporation (the "Borrower"), in connection with the preparation, execution and delivery of, and the initial borrowing under, the Three-Year Credit Agreement, dated as of May 26, 1995 (the "Credit Agreement") among the Borrower, the Banks party thereto and the Agents, Arranging Agents, LC Agent, Documentation Agent, Administrative Agent and Swingline Bank referred to therein. This opinion is being delivered pursuant to Section 3.01(b) of the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings herein as ascribed thereto in the Credit Agreement.

            In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower and its officers and other representatives and of public officials, including the facts set forth in the Borrower's Certificate described below.

            In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

            (a) the Credit Agreement;

            (b) the Notes and Swingline Note delivered to you on the date hereof;

            (c) the certificate of the Borrower executed by Andrew P. Hines dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Borrower's Certificate");

            (d) certified copies of the Certificate of Incorporation and By-laws of the Borrower;

            (e) a certified copy of certain resolutions of the Board of Directors of the Borrower adopted on March 8, 1995; and

            (f) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

            The Credit Agreement, the Notes and the Swingline Note shall hereinafter be referred to collectively as the "Transaction Documents."

            Members of our firm are admitted to the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the federal laws of the United States of America to the extent specifically referred to herein.

            Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            1. The Borrower has been duly incorporated and is validly existing and in good standing under the laws of the State of New York.

            2. The Borrower has the corporate power and authority to (i) carry on its business as described in the Borrower's 1994 Form 10-K and (ii) execute, deliver and perform all of its obligations under each of the Transaction Documents and to borrow and to incur reimbursement obligations with respect to letters of credit issued thereunder. The execution and delivery of each of the Transaction Documents and the consummation by the Borrower of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Borrower. Each of the Transaction Documents has been duly executed and delivered by the Borrower.

            3. Each of the Transaction Documents constitutes a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the following qualifications:

               (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

               (b) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

               (c) we express no opinion as to Section 9.04 of the Credit Agreement to the extent it authorizes or permits any party to any Transaction Document or any purchaser of a participation interest for any such party to set off or apply any deposit, property or indebtedness with respect to any participation interest.

            4. The execution and delivery by the Borrower of each of the Transaction Documents and the performance by the Borrower of its obligations under each of the Transaction Documents, each in accordance with its terms, do not conflict with the Certificate of Incorporation or By-laws of the Borrower.

            5. Neither the execution, delivery or performance by the Borrower of the Transaction Documents nor the compliance by the Borrower with the terms and provisions thereof will contravene any provision of any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the State of New York and of the United States of America (including, without limitation, Regulations G, U and X of the Federal Reserve Board) which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

            6. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of the Transaction Documents by the Borrower. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority (as hereinafter defined) pursuant to Applicable Laws. "Governmental Authority" means any New York or federal legislative, judicial, administrative or regulatory body.

            7. Neither the execution, delivery or performance by the Borrower of its obligations under the Transaction Documents nor compliance by the Borrower with the terms thereof will contravene any Applicable Order (as hereinafter defined) against the Borrower. "Applicable Orders" means those orders, judgments or decrees of Governmental Authorities identified on Schedule II to the Borrower's Certificate.

            8. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            In rendering the foregoing opinions, we have assumed, with your consent, that:

            (a) the execution, delivery and performance of any of its obligations under the Transaction Documents does not and will not conflict with, contravene, violate or constitute a default under (i) to your knowledge, any lease, indenture, instrument or other agreement to which the Borrower or its property is subject, (ii) any rule, law or regulation to which the Borrower is subject (other than Applicable Laws as to which we express our opinion in paragraph 5 herein) or (iii) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 7 herein); and

            (b) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Borrower of the Transaction Documents or the transactions contemplated thereby.

            We understand that you are separately receiving an opinion, dated as of the date hereof, with respect to the foregoing from Gary M. Bahler (the "General Counsel Opinion") and we are advised that such opinion contains qualifications. Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in the General Counsel Opinion.

            Our opinions are also subject to the following assumptions and qualifications:

            (a) we have assumed each of the Transaction Documents constitutes the legal, valid and binding obligation of each party to such Transaction Document (other than the Borrower) enforceable against such party (other than the Borrower) in accordance with its terms; and

            (b) we express no opinion as to the effect on the opinion expressed herein of (i) the compliance or non-compliance of any party (other than the Borrower) to the Transaction Documents with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Borrower) to the Transaction Documents.

            In rendering the opinions herein stated, we have taken into account the fact that you have asked the Borrower to make, and the Borrower has made, the representation set forth in Section 4.02 of the Credit Agreement.

            This opinion is being furnished only to you and is solely for your benefit and is not to be relied upon by any other Person or for any other purpose without our prior written consent, provided, however, that any Assignee that becomes a Bank pursuant to Section 9.06(c) of the Credit Agreement may rely on this opinion as if it were addressed to such Assignee and delivered on the date hereof.

                                               Very truly yours,

                                                               Schedule I
                                                               to SASM&F Opinion

                                    Lenders


1.  Bank of America National Trust and Savings Association
2.  Chemical Bank
3.  Morgan Guaranty Trust Company of New York
4.  NationsBank, N.A. (Carolinas)
5.  The Bank of New York
6.  The Bank of Nova Scotia
7.  Toronto Dominion (New York), Inc.
8.  Union Bank of Switzerland
9.  Deutsche Bank AG, New York Branch and/or Cayman Islands Branch
10. National Westminster Bank PLC
11. Credit Lyonnais New York Branch
12. Credit Lyonnais Cayman Island Branch
13. Shawmut Bank, N.A.
14. ABN AMRO Bank N.V. New York Branch
15. The Bank of Tokyo Trust Company
16. Commerzbank Aktiengesellschaft
17. The First National Bank of Chicago
18. First Interstate Bank of California
19. The HongKong and Shanghai Banking Corporation Limited
20. The Industrial Bank of Japan Trust Company
21. The Mitsubishi Bank, Limited
22. Mitsubishi Trust & Banking Corporation (U.S.A.)
23. The Sanwa Bank, Limited New York Branch
24. Society National Bank
25. The Sumitomo Trust and Banking Co., Ltd.
26. Union Bank
27. Wells Fargo Bank, N.A.
28. Arab Bank PLC
29. Bank Brussels Lambert, New York Branch
30. Corestates Bank, N.A.
31. Daiwa Bank Trust Company
32. Dresdner Bank AG, Grand Cayman and New York Branches
33. Firstar Bank of Milwaukee, N.A.
34. LTCB Trust Company
35. The Sakura Bank, Limited
36. The Sumitomo Bank, Limited
37. The Yasuda Trust and Banking Co., Ltd.

                                                                       Exhibit F



                 [Form of Opinion of Borrower's General Counsel]

                             [Woolworth letterhead]


                                            May [ ], 1995

The Bank of New York,
  as Administrative Agent
  and Swingline Bank
One Wall Street
18 North
New York, New York  10286

and

The banks party to the
  Credit Agreement referred to
  below, as listed on Schedule I
  hereto (the "Banks")

Ladies and Gentlemen:

            I am General Counsel of Woolworth Corporation, a New York corporation (the "Borrower"), and have acted as such in connection with the preparation, execution and delivery of, and the initial borrowing under, the Three-Year Credit Agreement, dated as of May 26, 1995 (the "Credit Agreement"), among the Borrower, the Banks party thereto and the Agents, Arranging Agents, LC Agent and Documentation Agent, Administrative Agent and Swingline Bank referred to therein. This opinion is being delivered pursuant to Section 3.01(c) of the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

            In my examination I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of the Borrower and its officers and other representatives and of public officials.

            In rendering the opinions set forth herein, I, or a lawyer acting under my general supervision, have examined and relied on originals or copies of the following:

            (a) the Credit Agreement;

            (b) the Notes and the Swingline Note delivered to you on the date hereof;

            (c) certified copies of the Certificate of Incorporation and By-laws of the Borrower;

            (d) a copy of certain resolutions of the Board of Directors of the Borrower adopted on March 8, 1995; and

            (e) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

            The Credit Agreement, the Notes and the Swingline Note shall hereinafter be referred to collectively as the "Transaction Documents."

            I am a member of the bar of the State of New York and I do not express any opinion herein concerning any law other than the laws of the State of New York.

            Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

            1. Each of the Transaction Documents has been duly executed and delivered by the Borrower.

            2. The execution and delivery by the Borrower of each of the Transaction Documents and the performance by the Borrower of its obligations under each of the Transaction Documents, each in accordance with its terms, do not (i) constitute a violation of or a default under any Applicable Contracts (as hereinafter defined) or (ii) cause the creation of any security interest or lien upon any of the property of the Borrower pursuant to any Applicable Contracts. I do not express any opinion, however, as to whether the execution, delivery or performance by the Borrower of the Transaction Documents will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Borrower as set forth in the Transaction Documents or otherwise. "Applicable Contracts" mean those agreements or instruments which are material to the business or financial condition of the Borrower.

            3. Except for the Designated Litigation, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Effect.

            This opinion is being furnished only to you and is solely for your benefit and is not to be relied upon by any other Person or for any other purpose without my prior written consent, provided, however, that any Assignee that becomes a Bank pursuant to Section 9.06(c) of the Credit Agreement may rely on this opinion as if it were addressed to such Assignee and delivered on the date hereof.


                                               Very truly yours,

                                                            Schedule I
                                                            to Woolworth Opinion


                                     Lenders

1.  Bank of America National Trust and Savings Association
2.  Chemical Bank
3.  Morgan Guaranty Trust Company of New York
4.  NationsBank, N.A. (Carolinas)
5.  The Bank of New York
6.  The Bank of Nova Scotia
7.  Toronto Dominion (New York), Inc.
8.  Union Bank of Switzerland
9.  Deutsche Bank AG, New York Branch and/or Cayman Islands Branch
10. National Westminster Bank PLC
11. Credit Lyonnais New York Branch
12. Credit Lyonnais Cayman Island Branch
13. Shawmut Bank, N.A.
14. ABN AMRO Bank N.V. New York Branch
15. The Bank of Tokyo Trust Company
16. Commerzbank Aktiengesellschaft
17. The First National Bank of Chicago
18. First Interstate Bank of California
19. The HongKong and Shanghai Banking Corporation Limited
20. The Industrial Bank of Japan Trust Company
21. The Mitsubishi Bank, Limited
22. Mitsubishi Trust & Banking Corporation (U.S.A.)
23. The Sanwa Bank, Limited New York Branch
24. Society National Bank
25. The Sumitomo Trust and Banking Co., Ltd.
26. Union Bank
27. Wells Fargo Bank, N.A.
28. Arab Bank PLC
29. Bank Brussels Lambert, New York Branch
30. Corestates Bank, N.A.
31. Daiwa Bank Trust Company
32. Dresdner Bank AG, Grand Cayman and New York Branches
33. Firstar Bank of Milwaukee, N.A.
34. LTCB Trust Company
35. The Sakura Bank, Limited
36. The Sumitomo Bank, Limited
37. The Yasuda Trust and Banking Co., Ltd.

                                                                       EXHIBIT G



                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                          FOR THE CO-SYNDICATION AGENTS


To the Banks, the Swingline Bank and the
  Administrative Agent Referred to Below
c/o The Bank of New York,
  as Administrative Agent
One Wall Street
18 North
New York, New York  10286

Dear Sirs:

            We have participated in the preparation of the Three-Year Credit Agreement (the "Credit Agreement") dated as of May 26, 1995 among Woolworth Corporation, a New York corporation (the "Borrower"), the Banks party thereto (the "Banks") and the Agents, Arranging Agents, LC Agent, Documentation Agent, Administrative Agent and Swingline Bank referred to therein, and have acted as special counsel for the Co-Syndication Agents for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing, we are of the opinion that:

            1. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the Swingline Note are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

            2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note and the Swingline Note delivered to you today constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

            We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

            This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent; provided that any Assignee that becomes a Bank pursuant to Section 9.06(c) of the Credit Agreement may rely on this opinion as if it were addressed to such Assignee and delivered on the date hereof.


                                               Very truly yours,

                                                                       EXHIBIT H


                       ASSIGNMENT AND ASSUMPTION AGREEMENT



            AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor") and [ASSIGNEE] (the "Assignee").


                               W I T N E S S E T H


            WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Three-Year Credit Agreement dated as of May 26, 1995 among Woolworth Corporation, the Banks party thereto and the Agents, Arranging Agents, LC Agent, Documentation Agent, Administrative Agent and Swingline Bank referred to therein (as amended from time to time, the "Credit Agreement");

            WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Credit Commitment to make Committed Loans to the Borrower and participate in Letters of Credit issued for the account of the Borrower in an aggregate amount at any time outstanding not to exceed $__________;

            WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and*

            WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Revolving Credit Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans and LC Exposure, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;


- ----------------------
     *This clause (and certain other provisions herein) should be modified to reflect the assignment of Money Market Loans if such Loans are being assigned.

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

            SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment and purchases such rights from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by, and the LC Exposure of, the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Administrative Agent and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Revolving Credit Commitment in an amount equal to the Assigned Amount, and (ii) the Revolving Credit Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

            SECTION 3. Payments. (a) As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that facility fees accrued to the date hereof in respect of the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same


- ------------------
        *Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee.

for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

            (b) The Assignor shall pay the $2500 administrative fee to be paid by it to the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement.*

            SECTION 4. Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower, the LC Agent, the Swingline Bank and the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower, the LC Agent, the Swingline Bank and the Administrative Agent is evidence of this consent. Pursuant to said Section 9.06(c) the Borrower is obligated to execute and deliver a Note payable to the order of the Assignee, if required, to reflect the assignment provided for herein.

            SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

            SECTION 6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


- ----------------------
     *Section 3(b) should be deleted if the assignment is required by the Borrower pursuant to Section 8.06 of the Credit Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                               [ASSIGNOR]


                                               By_________________________
                                                 Title:



                                               [ASSIGNEE]


                                               By__________________________
                                                 Title:

Consented and agreed to:

WOOLWORTH CORPORATION


By__________________________
  Title:


THE BANK OF NEW YORK,
  as Administrative Agent
  and Swingline Bank


By__________________________
  Title:


NATIONSBANK, N.A. (CAROLINAS),
  as LC Agent


By__________________________
  Title: